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Exhibit 2.01

        SHARE CONTRIBUTION AGREEMENT

by and among

OMNEON, INC.,

CASTIFY HOLDINGS LIMITED,

THE PERSONS LISTED ON EXHIBIT A HERETO,

and

ALTA BERKELEY LLP, AS REPRESENTATIVE

Dated as of December 8, 2007

SHARE CONTRIBUTION AGREEMENT

        This SHARE CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of December 8, 2007 (the "Agreement Date"), by and among Omneon, Inc., a Delaware corporation ("Omneon"), Castify Holdings Limited, a private company registered in England and Wales (registered number 4134162) whose registered office is c/o Wilshers & Co, 1 Castle Row, Horticultural Place, London W44JQ (the "Company"), the persons listed on Exhibit A attached hereto, being all of the shareholders of the Company (the "Shareholders"), and Alta Berkeley LLP as the Representative (as defined in Section 9.4).

RECITALS

        A.    The Shareholders are the registered and beneficial owners of all of the issued and outstanding share capital of the Company (the "Company Shares").

        B.    Omneon desires to acquire from the Shareholders, and the Shareholders desire to sell to Omneon, all of the Company Shares, upon the terms and subject to the conditions set forth herein (the "Share Contribution").

        C.    Concurrently with the execution of this Agreement and as a condition and material inducement to Omneon's willingness to enter into this Agreement, each of the Key Employees (as defined below) is entering into an employment agreement or employment offer letter on terms and conditions satisfactory to Omneon providing for the continued employment of such Key Employee with the Surviving Corporation (as defined below) or a Subsidiary (as defined below) of Omneon (each a "Key Employment Agreement," and collectively, the "Key Employment Agreements") and a non-competition and non-solicitation agreement with Omneon in the form attached hereto as Exhibit B (each a "Non-Competition Agreement," and collectively, the "Non-Competition Agreements"), consideration for which will be a portion of the total consideration to be paid by Omneon to the Shareholders hereunder.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Capitalized Terms.    The following capitalized terms shall have the meanings set forth below:

          (a)   "Action" shall mean any action, suit, judgment, proceeding, claim or arbitration.

          (b)   "Affiliate" shall mean, as to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person; provided, however, that the term "Affiliate" shall not include any entity of which a party or its Subsidiaries hold fifty percent (50%) or less of the outstanding equity securities so long as such party or its Subsidiaries hold fifty percent (50%) or less of the seats on the governing board of such entity.

          (c)   "Applicable Laws" shall mean all foreign, federal, state, local, municipal or other laws, ordinances, regulations, rules and other provisions having the force or effect of law, and all judicial and administrative orders, writs, injunctions, awards, judgments, decrees and determinations, applicable to a specified Person or to such Person's assets, properties or business.

          (d)   "Closing Company Net Assets Statement" shall mean a statement in a form and substance reasonably satisfactory to Omneon and executed by an authorized senior executive officer of the Company setting out and certifying the Company Net Assets as of the Closing Date.

          (e)   "Company 9/30 Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2007 delivered by the Company to Omneon.

          (f)    "Company Employee Plan" shall mean any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, deferred compensation agreement, profit sharing, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plan, severance plan or other similar employee benefit plan maintained by the Company and its Subsidiaries, including all "employee benefit plans" as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

          (g)   "Company Net Assets" as of any specified date shall mean the difference obtained by subtracting (i) the Company's consolidated total liabilities as of such date, from (ii) the Company's consolidated total assets as of such date. For purposes of calculating the Company Net Assets, total assets and total liabilities of the Company shall exclude (i) the Terminating Indebtedness (as defined in Section 7.9(a)), (ii) the Shareholder Indebtedness (as defined in Section7.9(a)) and (iii) the amount represented as "goodwill—historical difference in consolidation value."

          (h)   "Company Net Assets Adjustment" shall mean the product obtained by multiplying (i) the difference obtained by subtracting (x) the sum of (A) the Company Net Assets as of the Closing Date and (B) the Permitted Burn Rate, from (y) the Company Net Assets as of September 30, 2007 as set forth in the Company 9/30 Balance Sheet, by (ii) the Exchange Rate. If the equation set forth in the preceding sentence yields a result that is less than zero, then there will be no Company Net Assets Adjustment.

          (i)    "Company Rights" shall mean all stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or any securities or debt convertible into or exchangeable for shares of the capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or agreement.

          (j)    "Contract" shall mean any legally binding contract, agreement, arrangement, commitment, undertaking, instrument, permit, mortgage, license, contribution agreement, sublicense, letter of intent, quotation, statement of work, contract order or purchase order (in each case, whether oral or in writing).

          (k)   "Contribution Value" shall mean a number of Omneon Shares, newly issued by Omneon for the purpose of remuneration of the Shareholders, equal to 429,117 (as adjusted for any stock dividend, stock split, reverse stock split or the like with respect to the Omneon Shares occurring after the date hereof and prior to the Closing Date) less the quotient, rounded down to the nearest whole share, obtained by dividing (i) the product obtained by multiplying (x) 0.95 and (y) the Company Net Assets Adjustment, by (ii) the Omneon Per Share Value.

          (l)    "Conversion Shares" shall mean the shares of Omneon's Common Stock issuable upon conversion of the Omneon Shares.

          (m)  "Environmental Laws" shall mean all applicable and enforceable laws, ordinances, regulations, by-laws, judgments, decrees, orders, directives, guidance, rules, treaties, subordinate legislation, and codes promulgated by any Governmental Entity concerning human health and safety with respect to exposure to Hazardous Materials and/or the transportation, storage, use, manufacturing, release or disposal of Hazardous Materials or relating to any recycling, re-use, product take-back or product content requirement, including, without limitation, Directives and Treaties of the European Union, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational

  Safety and Health Act, the Hazardous Materials Transportation Act, and the Clean Water Act, each as amended to the Closing Date.

          (n)   "Exchange Act" shall mean with the Securities Exchange Act of 1934, as amended.

          (o)   "Exchange Rate" shall mean the average of the 12:00 p.m., Eastern Time, spots rate of exchange for the Euro into U.S. dollars, as reported by the Federal Reserve Bank of New York, for the 10 consecutive business days ending with the first business day immediately preceding the Closing Date.

          (p)   "Governmental Entity" shall mean any United States or foreign court, administrative or regulatory agency or commission or other United States or foreign, federal, state, county or local governmental authority, instrumentality, agency or commission, including the European Commission.

          (q)   "Hazardous Material" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment or capable of damage to property, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde, ozone-depleting substances and all substances listed as hazardous or dangerous substances pursuant to French, English, Scottish, or EC laws or pursuant to the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as hazardous or dangerous waste pursuant to French, U.K. or EC laws or pursuant to the U.S. Resource Conservation and Recovery Act of 1976, as amended, and the regulations, orders and circulars promulgated pursuant to said laws, but excluding such substances to the extent contained in office and janitorial supplies.

          (r)   "Holdback Amount" shall mean a number of Omneon Shares equal to the product, rounded down to the nearest whole number, obtained by multiplying (i) the Contribution Value by (ii) 0.15.

          (s)   "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) Patents, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and all documentation relating to any of the foregoing ("Know-How"), (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"), (iv) all industrial designs and any registrations and applications therefor throughout the world, (v) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"), (vi) all databases and data collections and all rights therein throughout the world, (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, (viii) any similar or equivalent rights to any of the foregoing anywhere in the world, and (ix) all priority rights in the foregoing, throughout the world.

          (t)    "Investor Rights Agreement" shall mean the Fourth Amended and Restated Investor Rights Agreement, dated as of March 26, 2004, among Omneon and the other parties thereto, as amended.

          (u)   "Investor Rights Agreement Amendment" shall mean the Second Amendment Agreement to the Fourth Amended and Restated Investor Rights Agreement dated as of the Closing Date in substantially the form attached hereto as Exhibit C.

          (v)   "Key Employees" shall mean those current employees of the Company or its Subsidiaries set forth on Schedule 1.1(v) hereto.

          (w)  "knowledge" shall mean, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of (i) with respect to a Shareholder, such Shareholder, and (ii) with respect to Omneon, each of the officers and directors of Omneon; provided, that, in each case, such Person shall have made reasonable inquiry of those employees of such Person who would reasonably be expected to have actual knowledge of the matter in question.

          (x)   "Liability" shall mean any liability or obligation (whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, incurred or consequential or due or to become due), including any liability for Taxes.

          (y)   "Lien" shall mean any mortgage, pledge, lien, security interest, charge, claim, equity (including any right to acquire, option or right of preemption or conversion), encumbrance, assignment, hypothecation, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of, or agreement to create, any of the foregoing, whether relating to any property or right or the income or profits therefrom.

          (z)   "Material Adverse Effect" shall mean, when used in connection with an entity or business, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that is materially adverse to the business, properties, assets, financial condition or results of operations of such entity or business taken as a whole with its Subsidiaries; provided, however, that, in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity or business taken as a whole: (i) any Effect resulting from compliance with the terms and conditions of this Agreement, or (ii) any Effect to the extent resulting directly from the announcement or pendency of the transactions contemplated by this Agreement.

          (aa)  "Omneon Per Share Valuation" shall mean $14.39 (U.S. dollars) (as adjusted for any stock dividend, stock split, reverse stock split or the like with respect to Omneon Shares occurring after the date hereof and prior to the Closing Date).

          (bb)  "Omneon Restricted Stock Grants" shall mean an aggregate of 34,103 shares of Omneon's Common Stock (as adjusted for any stock dividend, stock split, reverse stock split or the like with respect to Omneon's Common Stock occurring after the date hereof and prior to the Closing Date) less the quotient, rounded down to the nearest whole share, obtained by dividing (i) the product obtained by multiplying (x) 0.05 and (y) the Company Net Assets Adjustment, by (ii) $9.53 (U.S. dollars) (as adjusted for any stock dividend, stock split, reverse stock split or the like with respect to Omneon's Common Stock occurring after the date hereof and prior to the Closing Date). The Omneon Restricted Stock Grants shall be subject to forfeiture to Omneon on the terms and conditions set forth in Section 7.17.

          (cc)  "Omneon Shares" shall mean the shares of Omneon's Series C-1 Preferred Stock constituting the Contribution Value.

          (dd)  "Patent" shall mean any and all forms of patents issued or granted anywhere in the world, reissued and reexamined patents, continuations, continuations-in-part, divisions and extensions thereof, applications therefor and any patents which may issue on such applications, in each case which have not been abandoned or expired.

          (ee)  "Permitted Burn Rate" shall mean the sum of (i) the quotient obtained by dividing (x) $50,000 (U.S. dollars) by (y) the Exchange Rate, and (ii) €33,000.

          (ff)   "Permitted Lien" shall mean (i) any mechanic's, carrier's, warehouseman's or other similar encumbrance arising in the ordinary course of business, consistent with past practice, and

  (ii) Liens in respect of Taxes not yet due and payable, or the validity of which are being contested in good faith.

          (gg)  "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (hh)  "Pro Rata Share" shall mean, with respect to each Person, the quotient (rounded to the seventh decimal place) obtained by dividing (a) the portion of the Contribution Value payable to such Person (prior to withholding the Holdback Amount at the Closing pursuant to Section 2.4) in such Person's capacity as a Shareholder by (b) the total Contribution Value.

          (ii)    "Restricted Period" shall mean, with respect to any Share, the period commencing upon the Closing Date and ending one year thereafter.

          (jj)    "Securities Act" shall mean the Securities Act of 1933, as amended.

          (kk)  "Shareholders' Agreement" shall mean the agreement entered into between the Company and, inter alia, the Shareholders dated February 26, 2001, as supplemented by the Supplemental Investment Agreement between the Company and, inter alia, the Shareholders dated August 16, 2002.

          (ll)    "Subsidiary" shall mean, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or any other organization that is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

          (mm)   "Surviving Corporation" shall mean the Company after the consummation of the Share Contribution.

          (nn)  "Tax" or, collectively, "Taxes" shall mean any and all national, provincial, state, local and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for taxes of a predecessor or transferor entity and any contributions or premiums which are payable pursuant to industry or Governmental Entity or social security regulations, including, without limitation, penalties, interests and other costs or expenses relating to or associated with any social security contributions matter, provided that "Taxes" shall not include maintenance fees, annuities or renewal fees for Intellectual Property.

          (oo)  "Transaction Expenses" shall mean with respect to any Person all expenses and fees with respect to this Agreement and the transactions contemplated by this Agreement, including, without limitation, the expenses and fees of such Person's accountants, attorneys, investment bankers and other professionals.

          (pp)  "U.S. GAAP" shall mean accounting principles generally accepted in the United States.

          (qq)  "Voting Agreement" shall mean the Fourth Amended and Restated Voting Agreement, dated as of March 26, 2004, among Omneon and the other parties thereto, as amended.

          (rr)   "Voting Agreement Amendment" shall mean the Second Amendment Agreement to the Fourth Amended and Restated Voting Agreement dated as of the Closing Date in substantially the form attached hereto as Exhibit D.

        1.2    Certain Rules of Construction.    The following rules of construction shall apply to this Agreement:

          (a)   References to times of the day are to local time in the relevant jurisdiction unless otherwise stated.

          (b)   References to any U.S. legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than the State of California, be deemed to include that which most nearly approximates in that jurisdiction to the U.S. legal term.

ARTICLE II

SHARE CONTRIBUTION

        2.1    Share Contribution.    At the Closing (as defined below), and subject to the terms and conditions of this Agreement, each Shareholder shall contribute, transfer and deliver to Omneon, and Omneon shall receive and accept from such Shareholder, all of the Company Shares held by such Shareholder as set forth opposite such Shareholder's name on Exhibit A hereto, as Exhibit A may be updated pursuant to Section 6.2(n) and Section 7.9(b), free and clear of all Liens, or other defects of title, and with the benefit of all rights of whatsoever nature attaching or accruing to the Company Shares on or after the Closing Date (as defined below).

        2.2    Contribution Value.    The maximum aggregate consideration to be received by the Shareholders for the Share Contribution and for the Key Employees entering into the Non-Competition Agreements is the Contribution Value. At the Closing, Omneon shall deliver the Contribution Value, less the Holdback Amount, to the Representative in accordance with written instructions signed by the Representative and delivered to Omneon prior to the Closing for distribution to the Shareholders in the manner set out in Article 4.2.2 of the Articles of Association of the Company.

        2.3    Closing.    Subject to the terms and conditions of this Agreement, the closing of the Share Contribution (the "Closing") shall take place at 10:00 a.m., Pacific Time, on the business day following the satisfaction or waiver of each of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and date as may be agreed upon by the parties, at the offices of Fenwick & West LLP, counsel to Omneon, located at 801 California Street, Mountain View, California, U.S.A. The date on which the Closing occurs is referred to herein as the "Closing Date."

        2.4    Holdback.

          (a)   At the Closing, Omneon will withhold from the Contribution Value the Holdback Amount. All Omneon Shares so withheld shall be Vested Omneon Shares, as defined in and contemplated by Section 7.17.

          (b)   Omneon will retain the Holdback Amount as collateral to secure the indemnification obligations of the Shareholders pursuant to Article IX of this Agreement from the Closing Date until the earlier of (i) the termination of this Agreement in accordance with its terms and (ii) 11:59 p.m., Pacific Time, on the date that is twelve (12) months after the Closing Date (such earlier date, the "Holdback Release Date"). No portion (nor all) of the Holdback Amount, nor any beneficial interest therein, may be pledged, subjected to any Lien, sold, assigned or transferred, by any Shareholder, or be taken or reached by any legal or equitable process in satisfaction of any debt or other Liability of any Shareholder, prior to the disbursement of the Holdback Amount to any Shareholder in accordance with Section 2.4(c) below, except that the Shareholders shall be entitled to assign their rights to the Holdback Amount by will, by the laws of intestacy or by other operation of law.

          (c)   Within five (5) business days following the Holdback Release Date, Omneon will disburse the Holdback Amount in excess of (1) the number of Omneon Shares released to Omneon in accordance with Section 9.7(d) plus (2) that portion of the Holdback Amount that is determined, in the reasonable judgment of Omneon, to be necessary to satisfy all unsatisfied or disputed claims specified in any notice of Claim (as defined in Section 9.5 below) delivered to the Representative prior to the Holdback Release Date in accordance with Article IX of this Agreement. Any portion of the Holdback Amount held following the Holdback Release Date with respect to pending but unresolved Claims that are not awarded to Omneon upon the resolution of such Claims shall be disbursed within five (5) business days following resolution of such Claims. Each disbursement of a portion of the Holdback Amount pursuant to Section 2.4(c) shall be effected by Omneon delivering that portion of the Holdback Amount to the Representative in accordance with written instructions signed by the Representative and delivered to Omneon prior to such disbursement for distribution to the Shareholders in the manner set out in Article 4.2.2 of the Articles of Association of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS TO OMNEON

        Each Shareholder hereby represents and warrants to Omneon, severally and not jointly, as follows:

        3.1    Transfer for Own Account.    Shareholder is selling the Company Shares for Shareholder's own account only and not with a view to, or for sale in connection with, a distribution of the Company Shares within the meaning of the Securities Act. The Omneon Shares to be acquired by Shareholder hereunder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, Shareholder also represents that Shareholder has not been formed for the specific purpose of acquiring the Omneon Shares.

        3.2    No Broker-Dealer.    Shareholder has not effected the Share Contribution by or through a broker-dealer in any public offering.

        3.3    Title to Shares.    Shareholder has, and immediately prior to the Closing will have, valid and marketable title to the Company Shares set forth opposite Shareholder's name on Exhibit A hereto, free and clear of all Liens, or other defects of title. Except for the Company Shares set forth opposite Shareholder's name on Exhibit A hereto, Shareholder does not own, nor have any rights to acquire, any shares of the capital stock of the Company.

        3.4    Authority.    This Agreement constitutes Shareholder's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Shareholder represents that Shareholder has full power and authority to enter into and perform its obligations under this Agreement.

        3.5    Access to Information.    At no time was Shareholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Share Contribution. Shareholder is aware of the business affairs and financial condition of the Company, Omneon and their respective Subsidiaries and has acquired sufficient information about the Company, Omneon and their respective Subsidiaries and the Share Contribution to reach an informed and knowledgeable decision to sell the Company Shares to, and to acquire the Omneon Shares from, Omneon. Shareholder hereby represents that it has had an opportunity to ask questions and receive answers from the Company and Omneon regarding the business, properties, prospects and financial condition of the Company, Omneon and their respective Subsidiaries.

        3.6    Investment Experience.    Shareholder understands that the receipt of the Omneon Shares involves substantial risk. Shareholder: (a) has experience as an investor in securities of companies in the development stage and acknowledges that Shareholder is able to fend for itself, can bear the economic risk of Shareholder's investment in the Omneon Shares and has such knowledge and experience in financial or business matters that Shareholder is capable of evaluating the merits and risks of this investment in the Omneon Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with Omneon and certain of its officers, directors or controlling persons of a nature and duration that enables Shareholder to be aware of the character, business acumen and financial circumstances of such persons.

        3.7    Accredited Investor Status.    Unless otherwise expressly indicated on Exhibit A hereto, Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

        3.8    Restricted Securities.    Shareholder understands that the Omneon Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Omneon in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Shareholder represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Shareholder understands that Omneon is under no obligation to register the Omneon Shares or the Conversion Shares except as provided in the Investors' Rights Agreement. Shareholder understands that no public market now exists for any of the Omneon Shares and that it is uncertain whether a public market will ever exist for the Omneon Shares or the Conversion Shares.

        3.9    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, Shareholder further agrees not to make any disposition of all or any portion of the Omneon Shares or the Conversion Shares unless and until:

          (a)   there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)   Shareholder shall have notified Omneon of the proposed disposition and shall have furnished Omneon with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Shareholder or its transferee, with an opinion of counsel, reasonably satisfactory to Omneon, that such disposition will not require registration of such securities under the Securities Act.

        Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Omneon Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any Omneon Shares or Conversion Shares by a Shareholder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership, (D) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Shareholder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing.

        3.10    Legends.    It is understood that the certificates evidencing the Omneon Shares and the Conversion Shares will bear the legends set forth below.

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. PRIOR TO DECEMBER 8, 2008, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PURCHASERS OF SHARES PRIOR TO DECEMBER 8, 2008, MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PURCHASERS IN THE UNITED STATES OR OTHERWISE ENGAGE(S) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO DECEMBER 8, 2008 RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

        The first legend set forth in this Section 3.10 above shall be removed by Omneon from any certificate evidencing Omneon Shares or Conversion Shares upon delivery to Omneon of an opinion by counsel, reasonably satisfactory to Omneon, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Omneon issued the Omneon Shares or Conversion Shares.

        3.11    Compliance with Law by Shareholders.    Shareholder hereby represents that Shareholder has satisfied himself/herself/itself as to the full observance of the laws of Shareholder's jurisdiction in connection with the Share Contribution or any use of this Agreement, including (a) the legal requirements within Shareholder's jurisdiction for the sale of the Company Shares and the acquisition of the Omneon Shares, (b) any foreign exchange restrictions applicable to such sale and acquisition, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the Share Contribution. Shareholder's sale of the Company Shares and acquisition of the Omneon Shares, and Shareholder's continued beneficial ownership of the Omneon Shares and Conversion Shares, will not violate any applicable securities or other laws of the Shareholder's jurisdiction.

        3.12    Regulation S Representations and Restrictions.    Shareholder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Securities Act. The offer and issuance of the Omneon Shares to Shareholder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Shareholder is not acquiring the Omneon Shares (or the Conversion Shares) for the account or benefit of any U.S. Person and:

          (a)   will not, during the Restricted Period applicable to the Omneon Shares set forth in the legend to any certificate representing the Omneon Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

          (b)   will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Omneon Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.

        Shareholder acknowledges and agrees that Omneon shall not register the transfer of the Omneon Shares (or the Conversion Shares) in violation of these restrictions.

        3.13    Tax Liability.    Shareholder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Shareholder relies solely on such advisors and not on any statements or representations of the Company, Omneon or any of their respective counsels or agents. Shareholder understands that Shareholder (and not the Company or Omneon) shall be responsible for Shareholder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SHAREHOLDERS TO OMNEON

        The Employee Shareholders (as defined in Section 7.17) jointly and severally represent and warrant to Omneon, subject to such exceptions as are disclosed in writing in the disclosure schedule supplied by the Employee Shareholders to Omneon, dated as of the date hereof (the "Company Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of the Employee Shareholders contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

        4.1    Organization and Good Standing.    Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the power and authority to own, operate and lease its properties and to carry on its business as currently conducted and as currently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification or licensing necessary (each such jurisdiction being listed on Schedule 4.1), except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of any of its charter or organizational documents.

        4.2    No Subsidiaries.    Except as set forth in Schedule 4.2 of the Company Disclosure Schedule, the Company has no Subsidiaries or any equity interest, direct or indirect, in, or loans to, any Person (and to the extent that the Company does have any Subsidiaries or equity interests in any Person, (a) the Company owns 100% of the outstanding share capital of each such Subsidiary, (b) all representations, warranties, covenants and agreements made by the Company shall be deemed to also have been made by any such Subsidiary, (c) with respect to covenants, the Company shall use its best efforts to cause such Subsidiary to take or not take such action, and (d) and any other term of this Agreement or of any other agreement contemplated hereby or of any schedule, certificate or exhibit hereto or thereto applicable to the Company shall be deemed applicable to any such Subsidiary). Neither the Company nor any of its Subsidiaries is obligated to make, nor bound by any agreement or obligation to make, any investment in or capital contribution in or on behalf of any other Person. Neither the Company nor any of its Subsidiaries is a general or limited partner of any general partnership, limited partnership or other entity.

        4.3    Power, Authorization and Validity.

          (a)   The Company has the right, power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

          (b)   No filing, authorization, consent, approval, permit, order, registration or declaration from any Governmental Entity is necessary to enable the Company to enter into, and to perform its obligations under, this Agreement.

          (c)   This Agreement constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.4    Capitalization.

          (a)   Authorized and Outstanding Share Capital of the Company.    The authorized share capital of the Company is Euro 3,076,103 divided into 12,000,000 Ordinary Shares, of which 5,600,000 are issued and outstanding as of the Agreement Date, and 18,761,025 Preference Shares, of which 13,701,899 are issued and outstanding as of the Agreement Date. All issued and outstanding shares of capital stock of the Company are set forth on Exhibit A hereto, and no shares of capital stock of the Company will be issued or outstanding as of the Closing Date that is not set forth on Exhibit A. None of the Employee Shareholders have knowledge of Liens or other defects of title on any issued and outstanding shares of capital stock of the Company. All issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission or "put" right, right of first refusal, preemptive right or "call" right, and have been offered, issued, sold and delivered by the Company in material compliance with all requirements of Applicable Laws and all requirements set forth in applicable Contracts. There is no Liability for dividends accrued and unpaid by the Company.

          (b)   Options and Other Company Rights.    Pursuant to the Castify Holdings Limited Unapproved Share Option Plan 2001 (the "Company Option Plan"), options to purchase an aggregate of 869,670 Ordinary Shares of the Company under the Company Option Plan are outstanding (the "Company Options") as of the Agreement Date. The Company Option Plan has been validly amended to provide for the automatic termination of all Company Options at the Closing (the "Option Plan Amendment"). A true and correct copy of the Company Option Plan, the standard agreement under the Company Option Plan and each agreement for each Company Option that does not conform to the standard agreement under the Company Option Plan have been delivered by the Company to Omneon's legal counsel. All Company Options have been issued and granted in compliance with all requirements of Applicable Laws and all requirements set forth in applicable Contracts. Except for the Company Options set forth on Schedule 4.4(b), there are no Company Rights nor are there any commitments to issue or execute any Company Rights. All issued and outstanding shares of Omneon's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. No stock plan, stock purchase, stock option or other agreement or understanding between Omneon and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company.

          (c)   No Voting Arrangements or Registration Rights.    Except as contemplated by this Agreement, there are no voting agreements applicable to any outstanding shares of the capital stock of the Company or Company Options to which the Company is a party or, to any of the Employee Shareholders' knowledge, otherwise. The Company is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

        4.5    No Conflicts.    Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or organizational documents of the Company or any of its Subsidiaries, each as currently in effect, (b) conflict with or violate any Applicable Law, (c) conflict with, violate, constitute a default under, result in a termination, acceleration or breach of, or provide any party with any right of termination or acceleration or any other material rights or remedies under (in each case with or without notice or lapse of time, or both) any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets or properties are bound or affected, or (d) give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the transactions contemplated hereby or thereby.

        4.6    Litigation.

          (a)   There is no Action pending or, to any of the Employee Shareholders' knowledge, threatened against the Company or any of its Subsidiaries (or against any of their respective directors, officers, employees, agents or other similar representatives in their capacity as such or relating to their employment, services or relationship with the Company or its Subsidiaries, as the case may be) before any Governmental Entity, nor, to any of the Employee Shareholders' knowledge, is there any reasonable basis for any such Action.

          (b)   There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries.

          (c)   To each of the Employee Shareholders' knowledge, there is no reasonable basis for any Person to assert a claim against the Company or any of its Subsidiaries based upon: (i) the Company's entering into this Agreement or consummating any of the transactions contemplated by this Agreement; (ii) a claim of ownership of any shares of the capital stock of the Company, any Company Options or other Company Rights, or any rights as a securities holder of the Company or any of its Subsidiaries, including any preemptive right or right to notice or to vote, other than the rights of the Shareholders with respect to the shares of the capital stock of the Company shown as being owned by such Persons on Exhibit A and the rights of holders of Company Options shown as being owned by such Persons on Schedule 4.4(b); or (iii) any rights under any Contract between the Company and any securities holder or former securities holder in such holder's capacity as such.

        4.7    Financial Statements and Net Working Capital Statements.

          (a)   The Company has delivered to Omneon (i) the Company's unaudited balance sheet as of December 31, 2006 and the related unaudited income statement and statement of cash flows for the year ended December 31, 2006, (ii) the audited balance sheet of Castify Networks S.A. as of December 31, 2006 and the related audited income statement and statement of cash flows for the year ended December 31, 2006, (iii) the unaudited balance sheet of Castify Networks GmbH as of December 31, 2006 and the related unaudited income statement and statement of cash flows for the year ended December 31, 2006, (iv) the Company's unaudited balance sheet as of September 30, 2007 (the "Balance Sheet Date") and the related unaudited income statement and statement of cash flows for the nine-months ended the Balance Sheet Date, (v) the unaudited balance sheet of Castify Networks S.A. as of the Balance Sheet Date and the related unaudited income statement and statement of cash flows for the nine-months ended the Balance Sheet Date, (vi) the unaudited balance sheet of Castify Networks GmbH as of the Balance Sheet Date and the related unaudited income statement and statement of cash flows for the nine-months ended the Balance Sheet Date, and (vii) the Company 9/30 Balance Sheet (collectively, the "Financial Statements"), a copy of each of which is included as Schedule 4.7(a). The Financial Statements (i) are true, correct and complete, (ii) are derived from and are in accordance with the books and records of the Company and its Subsidiaries, (iii) fairly and accurately represent the consolidated financial condition of the Company and its Subsidiaries at the respective dates specified therein and the results of operations for the respective periods specified therein, subject, with respect to the unaudited Financial Statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate will be material in amount, and (iv) (A) with respect to the Financial Statements of the Company, have been prepared in accordance with the Financial Reporting Standard for Small Entities (FRSSE) issued by the U.K. Accounting Standards Board, (B) with respect to the Financial Statements of Castify Networks S.A., have been prepared in accordance with the Plan Comptable Général and Article L123-12 of the Code de Commerce, and

  (C) with respect to the Financial Statements of Castify Networks GmbH, have been prepared in accordance generally accepted accounting principles in Germany, in each case, applied on a basis consistent with prior periods, except, with respect to the unaudited Financial Statements, for the absence of any footnotes thereto. Neither the Company nor any of its Subsidiaries has any Liabilities of any nature, except for (A) Liabilities set forth in the Financial Statements, (B) Liabilities incurred in the ordinary course of the Company's business, consistent with past practice, since the Balance Sheet Date that are not material in amount either individually or collectively and do not result from any breach of contract, tort or violation of law, and (C) Liabilities incurred pursuant to this Agreement or permitted to be incurred pursuant to Section 6.2 hereof. There has been no change in the Company's accounting policies other than as specifically described in the notes to the Financial Statements. All reserves that are set forth or reflected on the Company 9/30 Balance Sheet are adequate and have been established in accordance with the applicable accounting standards described above.

          (b)   The Company 9/30 Balance Sheet (a true, correct and complete copy of which is attached as Schedule 4.7(b) hereto) is, and the Closing Company Net Assets Statement will be, (a) true, correct and complete, (b) derived from and in accordance with the books and records of the Company, (c) fairly and accurately representative of the consolidated assets and Liabilities of the Company and is of the relevant date (subject to the exclusions in the definition of Company Net Assets), (d) prepared in accordance with the applicable accounting standards described in Section 4.7(a) applied on a basis consistent with prior periods, except for any absence of notes thereto, and (e) with respect to the Closing Company Net Assets Statement, calculated in the same manner and using the same assumptions and methodologies as those used in preparing the Company 9/30 Balance Sheet.

        4.8    Taxes.

          (a)   Each of the Company and its Subsidiaries has timely filed all returns, reports, estimates and information statements relating to Taxes, including any certificate, schedule or attachment thereto, and including any amendment thereof (the "Returns") required to be filed by them. All such Returns are true, complete and correct in all material respects. Each of the Company and its Subsidiaries has paid when due all Taxes required to be paid (whether or not shown on any Return), have made all necessary estimated Tax payments, and has no Liability for Taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Financial Statements. No deficiencies for any Tax have been threatened, claimed, proposed or assessed against the Company or any of its Subsidiaries that have not been settled or paid. No Return of the Company or any of its Subsidiaries has ever been audited by any Taxing agency or authority, no such audit is in progress and neither the Company nor any of its Subsidiaries has been notified of any request for such an audit or other examination. No adjustment relating to any Returns filed by the Company or any of its Subsidiaries has been proposed in writing by any Tax authority to the Company or any of its Subsidiaries (or any of their respective representatives thereof). Neither the Company nor any of its Subsidiaries has current or deferred Tax Liabilities other than in the ordinary course of business and will not as a result of the transactions contemplated herein become liable for any Tax not adequately reserved against on the Financial Statements. There is not in effect any waiver by the Company or any of its Subsidiaries of any statute of limitations with respect to any Taxes or agreement to any extension of time for filing any Return which has not been filed, and neither the Company nor any of its Subsidiaries has consented to extend to a date later than the Agreement Date the period in which any Tax may be assessed or collected by any Tax authority. Neither the Company nor any of its Subsidiaries is a party to, and does not owe any amount under, any Tax-sharing or allocation agreement. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was the

  Company) and has no Liability for the Taxes of any Person (other than the Company and its Subsidiaries) as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has incurred a dual consolidated loss within the meaning of Section 1503 of the Code. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.

          (b)   The Company and its Subsidiaries have complied with all Applicable Laws relating to the payment and withholding of Taxes, has, within the time and in the manner prescribed by all Applicable Laws, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all Applicable Laws, and has timely filed all withholding Tax returns.

          (c)   All of the Company's and its Subsidiaries' intercompany transactions with any Affiliate have been properly documented with intercompany agreements, and the intercompany royalties/fees payable thereunder have been determined by applicable transfer pricing methodologies and supported by transfer pricing documentation that meets the documentation requirements of the applicable jurisdictions.

        4.9    Title to Assets and Properties; Condition of Equipment and Property.    Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, all of the assets and properties used in the Company or shown on the Company 9/30 Balance Sheet, free and clear of any Liens (other than Permitted Liens). Such assets and properties are sufficient for the continued operation of the business of the Company and its Subsidiaries. All machinery, vehicles, equipment and other tangible personal property owned or leased by the Company and its Subsidiaries or used in the business of the Company and its Subsidiaries are (a) suitable for the uses to which they are currently employed, (b) in generally good operating condition, (c) regularly and properly maintained, (d) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (e) to each of the Employee Shareholders' knowledge, free from any material defects other than defects resulting from ordinary wear and tear. All leases of real or personal property to which the Company or any of its Subsidiaries is a party are fully effective and afford the Company and its Subsidiaries peaceful and undisturbed leasehold possession of the subject matter of the lease. Neither the Company nor any of its Subsidiaries is in material violation of any zoning, building, safety or environmental ordinance, regulation or requirement applicable to the operation of its owned or leased properties or of any other Applicable Law, nor has the Company or any of its Subsidiaries received any notice of violation of law with which it has not complied. Neither the Company nor any of its Subsidiaries owns any real property. The Company and its Subsidiaries have adequate rights of ingress and egress into any real property used in the operation of their respective businesses. Schedule 4.9 sets forth a complete and accurate list and a brief description of all personal property owned or leased by the Company or any of its Subsidiaries with an individual value of $5,000 (U.S. dollars) or greater.

        4.10    Absence of Certain Changes.    Since the Balance Sheet Date, each of the Company and its Subsidiaries has carried on its business in the ordinary course in accordance with past practices, and since the Balance Sheet Date, there has not been with respect to the Company and its Subsidiaries:

          (a)   any Material Adverse Effect or event has occurred or circumstance has arisen that, in combination with any other events or circumstances, will or would reasonably be expected to have or result in a Material Adverse Effect;

          (b)   any Liability incurred other than in the ordinary course of business, consistent with past practice, or any borrowing of monies, or any Liability incurred as guarantor or surety with respect to the obligations of others;

          (c)   any making of any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances made in the ordinary course of business, consistent with past practice;

          (d)   any Lien placed on any of the Company's or any of its Subsidiaries' properties or granted with respect to any of the Company's or any of its Subsidiaries' assets other than Permitted Liens;

          (e)   any purchase, license, sale or other disposition, or any Contract for the purchase, license, sale or other disposition, of any assets or properties for a price in excess of $25,000 (U.S. dollars) in any individual case, or $50,000 (U.S. dollars) in the aggregate, other than purchases of raw materials and sales of inventory in the ordinary course of business, consistent with past practice;

          (f)    any material damage, destruction or loss, whether or not covered by insurance, affecting the Company's or any of its Subsidiaries' assets, properties or business;

          (g)   any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the Company's or any of its Subsidiaries' capital stock, any stock split, stock dividend, or combination or recapitalization of the Company's or its Subsidiaries' capital stock or any direct or indirect redemption, purchase or other acquisition by any of them of their respective capital stock, except for the repurchase of unvested shares of stock from service providers upon or following their termination of service;

          (h)   any entry into, amendment of, or termination or nonrenewal by the Company or any of its Subsidiaries of any Contract other than in the ordinary course of business, consistent with past practice, but in no event involving obligations (contingent or otherwise) of or payments to the Company or any of its Subsidiaries in excess of $10,000 (U.S. dollars) individually or $25,000 (U.S. dollars) in the aggregate;

          (i)    except for repayment or satisfaction of the Terminating Indebtedness pursuant to Section 7.9(a), any payment or discharge of any Lien or Liability, which Lien or Liability was not either (i) shown on the Company 9/30 Balance Sheet or (ii) incurred in the ordinary course of business, consistent with past practice, after the Balance Sheet Date;

          (j)    any Liability incurred by the Company or any of its Subsidiaries to any of their respective directors, officers or securities holders;

          (k)   any amendment or change in any charter or organization document of the Company or any of its Subsidiaries;

          (l)    any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practice, or any discount, accommodation or other concession made other than in the ordinary course of business, consistent with past practice, in order to accelerate or induce the collection of any receivable;

          (m)  any change in the manner in which the Company or any of its Subsidiaries extends discounts, credits or warranties to their respective customers or otherwise deals with their respective customers;

          (n)   any labor dispute involving unions, representative bodies or any labor administration, claim of unfair or wrongful labor practices or any legal action against a current or former employee;

          (o)   any departure or cessation of employment of any Key Employees or any significant number of employees of the Company or any of its Subsidiaries;

          (p)   any sale, issuance, creation, grant or authorization of the issuance or grant of any shares of the capital stock of the Company or any Company Right;

          (q)   any modification of the benefits payable, or to become payable, to any of the Company's or any of its Subsidiaries' directors, officers or employees, or any increase in the compensation due in accordance with labor law or collective bargaining agreements (including severance compensation) payable, or to become payable, to any of the Company's or any of its Subsidiaries' directors, officers or employees, or any bonus payment or arrangement made to or with any of such directors, officers or employees;

          (r)   any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of the Company's or any of its Subsidiaries' directors, officers, employees, consultants or independent contractors;

          (s)   any modification or change to the right to exercise or convert, or to the exercise or purchase prices of, any shares of the capital stock of the Company or Company Rights, or any acceleration or other modification of (i) the vesting of or right to exercise any Company Right or (ii) the vesting or release of any shares of the capital stock of the Company or Company Rights from any repurchase options or rights of refusal held by the Company, any of its Subsidiaries or any other party or any other restrictions; or

          (t)    any Contract made by the Company or any of its Subsidiaries to do any of the foregoing or to take any action which, if taken before the Agreement Date, would have made any representation or warranty set forth in this Article IV untrue or incorrect as of the date when made.

        4.11    Contracts.    Except as specifically identified in subsections (a) through (r) of Schedule 4.11, neither the Company nor any of its Subsidiaries is a party or subject to any of the following:

          (a)   any distribution, marketing, sales representative or similar Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any product, service or technology owned, marketed, licensed or provided by the Company or any of its Subsidiaries;

          (b)   any Contract for the future purchase, sale, license, provision or manufacture of products, materials, supplies, equipment or services requiring payment to or from the Company or any of its Subsidiaries in an amount in excess of $25,000 (U.S. dollars) per annum which is not terminable by the Company or any of its Subsidiaries on 60 or fewer days notice without cost or other Liability to the Company or any of its Subsidiaries;

          (c)   any Contract in which the Company or any of its Subsidiaries has granted or received most favored customer pricing provisions, exclusive sales, distribution, marketing or on-line distribution rights, rights of refusal, rights of first negotiation or similar rights with respect to any product, service, technology or Intellectual Property that is now or hereafter owned by any of them, provided by any of them or provided to any of them;

          (d)   any Contract providing for (i) the development of any software, content, technology or Intellectual Property by the Company or any of its Subsidiaries or (ii) the development of any software, content, technology or Intellectual Property for (or for the benefit or use of) the Company or any of its Subsidiaries;

          (e)   any Contract under which the Company or any of its Subsidiaries is (i) a licensor of Intellectual Property (other than non-exclusive licenses to customers in the ordinary course of business on terms that are substantially similar in all material respects to the Company's or any of its Subsidiaries' standard forms, of which true, correct and complete copies of all such agreements have been delivered to Omneon's legal counsel ("Standard Form Agreements")) or (ii) a licensee of Intellectual Property of any other Person (other than non-exclusive object code licenses of software generally available to the public at a per copy license fee of less than $5,000 (U.S. dollars) not distributed with the Company Products);

          (f)    any Contract involving any equity or other ownership interest in any joint venture, partnership or limited liability company or any other Contract which has involved, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses by the Company or any of its Subsidiaries with any other party;

          (g)   any Contract for or relating to the employment or hiring for services of any of the Company's or any of its Subsidiaries' directors, officers, employees, consultants or independent contractors, other than in connection with employment on an "at-will" basis or other than indefinite-term employment contract, or any other type of Contract with any of the Company's or any of its Subsidiaries' directors, officers, employees, consultants or independent contractors which is not immediately terminable by the Company or any of its Subsidiaries without cost or other Liability to any of them (including without limitation, severance), including any Contract requiring the Company or any of its Subsidiaries to make a payment to any of their respective directors, officers, employees, consultants or independent contractors on account of the Share Contribution or any subsequent event, including termination of employment or services, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

          (h)   any Contract or trust deed encumbering any of the Company's or any of its Subsidiaries' assets or properties (other than a Permitted Lien), any promissory note, any credit line, credit facility, loan agreement or other Contract for the borrowing of money pursuant to which the Company or any of its Subsidiaries may borrow or loan funds, any security agreement encumbering (other than a Permitted Lien) any of the Company's or any of its Subsidiaries' assets or properties, any security agreement encumbering (other than a Permitted Lien) any asset or property of a third party for the Company's or any of its Subsidiaries' benefit, any guarantee by the Company or any of its Subsidiaries of any obligation or indebtedness of another party or any guarantee of any of the Company's or any of its Subsidiaries' obligations or indebtedness, and any Contract for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (i)    any Contract containing indemnification, warranty or similar provisions with respect to products or services other than an obligation to repair or replace products in the event of defective workmanship or materials provided by the Company or any of its Subsidiaries and Standard Form Agreements;

          (j)    any Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 (U.S. dollars) per annum, and any Contract for the sale, purchase or disposition of any real or tangible personal property or assets;

          (k)   any Contract that restricts the Company or any of its Subsidiaries from engaging in any aspect of the business of the Company and its Subsidiaries, from engaging, participating or competing in any line of business or market or that restricts the Company or any of its Subsidiaries from engaging in any business in any market, with any customer(s) or in any geographic area;

          (l)    any Company Intellectual Property Agreement that (i) involves a payment to or from the Company or any of its Subsidiaries of $25,000 (U.S. dollars) or more, (ii) grants any exclusive rights, including any exclusivity with respect to any product, service, market, industry, field of use or geographic territory, (iii) requires the ongoing payment of any royalties or periodic fees or payments by the Company or any of its Subsidiaries in excess of $5,000 (U.S. dollars) per annum, or (iv) is material to the business of the Company and its Subsidiaries, its Intellectual Property or

  technology or any of the Company's or any of its Subsidiaries' current or proposed products or services;

          (m)  any Contract or plan (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of the capital stock of the Company or any Company Rights, except for those Contracts disclosed on Schedule 4.4(b);

          (n)   any Contract under which the Company or any of its Subsidiaries provides any services to any third party for fees in excess of $25,000 (U.S. dollars) per year, including any consulting Contract, professional Contract or software implementation, maintenance, support, deployment or development services Contract (including, for each such Contract, a description of the percentage of completion and expected additional hours, resources and costs necessary to complete such services);

          (o)   any Contract with any labor union or any collective bargaining agreement or similar Contract with employees of the Company or any of its Subsidiaries;

          (p)   any Contract between the Company and any Governmental Entity or any material Governmental Permit;

          (q)   any Contract pursuant to which the Company or any of its Subsidiaries has acquired a business or entity, or material portion of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, exclusive license or otherwise; or

          (r)   any other Contract not listed in subsections (a) through (q) of this Section 4.11 to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound (i) that is material to the business, operations, assets, properties, operating results or financial condition of the Company and its Subsidiaries or (ii) that involves a future financial commitment by the Company or any of its Subsidiaries in excess of $25,000 (U.S. dollars).

        All Contracts required by subsections (a) through (r) of this Section 4.11 to be listed on Schedule 4.11 (collectively, "Material Agreements") are valid and in full force and effect, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. A true and complete copy of each Material Agreement and all amendments and schedules thereto has been delivered to Omneon's legal counsel.

        4.12    No Default; No Restrictions.

          (a)   Neither the Company nor any of its Subsidiaries is, nor to any of the Employee Shareholders' knowledge as of the Agreement Date is any other party, in violation of breach or default under any Material Agreement. To each of the Employee Shareholders' knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, (i) result in a violation or breach of any provision of any Material Agreement or (ii) to each of the Employee Shareholders' knowledge, give any third party (A) the right to declare a default or exercise any remedy under any Material Agreement, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Agreement, (C) the right to accelerate the maturity or performance of any obligation of the Company or any of its Subsidiaries under any Material Agreement, or (D) the right to cancel, terminate or modify any Material Agreement. Neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible violation or breach of, default under, or intention to cancel or materially modify any Material Agreement. Neither the Company nor any of its Subsidiaries has any Liability for renegotiation of government Contracts or subcontracts.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, and no asset or property of the Company or any of its Subsidiaries is bound or affected by, any judgment, injunction, order or decree that restricts or prohibits, or purports to restrict or prohibit, the Company or any of its Subsidiaries or, following the Closing, the Surviving Corporation, from freely engaging in the business of the Company and its Subsidiaries or from competing anywhere in the world (including any judgments, injunctions, orders or decrees restricting the geographic area in which the Company or any of its Subsidiaries may sell, license, market, distribute or support any products or technology or provide services or restricting the markets, customers or industries that the Company or any of its Subsidiaries may address in operating the business of the Company and its Subsidiaries or restricting the prices which the Company or any of its Subsidiaries may charge for their respective products, technology or services) or that includes any grants by the Company or any of its Subsidiaries of exclusive rights or licenses.

        4.13    Intellectual Property.

          (a)   The Company and its Subsidiaries (i) own and have independently developed or acquired, or (ii) have the valid right or license to, all Intellectual Property used in and necessary for the conduct of the business of the Company and its Subsidiaries (such Intellectual Property and any and all other Intellectual Property owned by the Company being collectively referred to as the "Company Intellectual Property"). "Company-Owned Intellectual Property" means Company Intellectual Property that is owned or purportedly owned by or exclusively licensed to the Company or any of its Subsidiaries and Intellectual Property that was developed for the Company or any of its Subsidiaries by full or part-time employees or consultants of the Company or any of its Subsidiaries, and "Company-Licensed Intellectual Property" means Company Intellectual Property that is not Company-Owned Intellectual Property.

          (b)   Neither the execution, delivery and performance of this Agreement nor the consummation of the Share Contribution and the other transactions contemplated by this Agreement will, in accordance with their terms: (i) constitute a breach of or default under any Contract governing any Company Intellectual Property (collectively, the "Company Intellectual Property Agreements"); (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property; or (iii) materially impair the right of the Company, any of Company's Subsidiaries or the Surviving Corporation to use, possess, sell or license any Company Intellectual Property or portion thereof. There are no royalties or license fees payable by the Company or any of its Subsidiaries to any Person as a result of the ownership, use, reproduction, license in, sale, distribution, marketing, advertising or disposition of any Company Intellectual Property or Company Products (as defined in Section 4.13(c)) by the Company or any of its Subsidiaries, and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

          (c)   Neither the use, development, manufacture, marketing, license, sale, distribution, or intended use of any product or service developed, manufactured, marketed, licensed, sold, distributed, or provided by or for the Company or any of its Subsidiaries or currently under development by the Company or any of its Subsidiaries, and related technology as currently embodied or currently proposed to be embodied in the Company's or any of its Subsidiaries' products or services (collectively, "Company Products"), violates any Contract between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, or infringes or misappropriates, or will infringe or misappropriate (and has not infringed or misappropriated), any Intellectual Property of any other Person. There is no pending or threatened claim or litigation contesting the validity, ownership or right of the Company or any of its Subsidiaries to exercise any Company Intellectual Property or to use, develop, manufacture, market, license, sell, or distribute any Company Product, nor, to each of the Employee Shareholders' knowledge, is there any legitimate basis for any such claim. Neither the Company nor any of its Subsidiaries has received any notice asserting that the Company, any Subsidiary or any Company Intellectual Property or Company Product, or the proposed use, manufacture, marketing, license, sale, distribution, or intended use or disposition thereof is infringing or misappropriates (or has infringed on or misappropriated) the Intellectual Property of any third party or conflicts or will conflict with the rights of any other Person nor, to any of the Employee Shareholders' knowledge, is there any legitimate basis for any such assertion.

          (d)   No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property: (i) is in material violation of any Contract term or covenant relating to patent disclosure, invention assignment, non-disclosure, non-competition; or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any Person (other than the Company or such Subsidiaries) any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any of the Company's or any of the Company's Subsidiaries' employee or the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor does not subject the Company or any of its Subsidiaries to any Liability to any other Person for improperly soliciting such employee, consultant or independent contractor to work for the Company or any of its Subsidiaries, whether such Liability is based on contractual or other legal obligations to such Person.

          (e)   The Company and its Subsidiaries have taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of confidential information of the Company and its Subsidiaries and to preserve and maintain all of the Company's and its Subsidiaries' interests and proprietary rights in the Company Intellectual Property. All of the Company's and its Subsidiaries' current and former officers, employees, consultants and independent contractors having access to proprietary or confidential information of the Company, any of its Subsidiaries or their respective customers or business partners, have executed and delivered to the Company or such Subsidiary, as applicable, an agreement regarding the protection of such proprietary or confidential information (in the case of proprietary or confidential information of the Company's or any of its Subsidiaries' customers and business partners, to the extent required by such customers and business partners), and true, correct and complete copies of all such agreements have been delivered to Omneon's legal counsel. The Company and its Subsidiaries have secured valid written assignments from all of the Company's and its Subsidiaries' current and former employees, consultants and independent contractors who were involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property of the rights to Intellectual Property to such contributions that the Company or any of its Subsidiaries does not already own by operation of law. None of the Company's and its Subsidiaries' current or former directors, officers, employees, consultants or independent contractors has any right, license, claim or interest in or with respect to any Company Intellectual Property or Company Products.

          (f)    Schedule 4.13(f) contains a true and complete list of (i) all registrations made by or on behalf of the Company or any of its Subsidiaries of any patents, copyrights, mask works, trademarks, service marks, rights in Internet or World Wide Web domain names or URLs with any governmental or quasi- governmental authority, including Internet domain name registrars, anywhere in the world and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to Applicable Laws by the Company or any of its Subsidiaries to secure, perfect or protect its interest in Company Intellectual Property, including all patent applications, copyright applications, and applications for registration of trademarks and service marks, anywhere in the world. All registered patents, trademarks, service marks, rights in Internet or World Wide Web domain names, URLs and copyrights held by the Company and its Subsidiaries are valid, enforceable and subsisting.

          (g)   The Company and its Subsidiaries own all right, title and interest in and to all Company-Owned Intellectual Property, free and clear of all Liens and licenses. The rights, licenses and interests of the Company and its Subsidiaries in and to all Company-Licensed Intellectual Property are free and clear of all Liens. Neither the Company nor any of its Subsidiaries has granted to any third party exclusive rights to or under any Company Intellectual Property. None of the Company-Owned Intellectual Property, the Company Products, the Company or any of its Subsidiaries are subject to any proceeding or outstanding order of a Governmental Entity or Contract (i) restricting in any manner the use, transfer, or licensing by the Company of any Company-Owned Intellectual Property or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned Intellectual Property or Company Product, or (ii) restricting the conduct of the business of the Company or any Subsidiary in order to accommodate third party Intellectual Property.

          (h)   Schedule 4.13(h) contains a true and complete list of all Contracts as to which the Company or any of its Subsidiaries is a party and pursuant to which any Person is authorized to use any Company Intellectual Property, other than Standard Form Agreements.

          (i)    None of the Company, any of the Company's Subsidiaries or any other Person acting on their behalf has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by the Company, any of the Company's Subsidiaries or any Person acting on their behalf to any Person of any Company Source Code. Schedule 4.13(i) identifies each Contract pursuant to which the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow holder or any other Person, any Company Source Code, and describes whether the execution of this Agreement or the consummation of the Share Contribution or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. "Company Source Code" means, collectively, any HDL code, netlists, design databases, software source code, any material portion or aspect of any of the foregoing, or any material proprietary information or algorithm contained in or relating to any of the foregoing, incorporated in or forming part of any Company Product.

          (j)    To the knowledge of each of the Employee Shareholders, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any Person, including any of the Company's or any of the Company's Subsidiaries' current or former employees. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for any infringement of any Intellectual Property of any Person by any product or service that has been (i) sold, supplied, marketed, distributed or provided by the Company or any of its Subsidiaries or (ii) licensed or leased to any Person.

          (k)   All Company Products sold, distributed, licensed, leased or provided by the Company or any of its Subsidiaries to customers and all services provided by or through the Company or any of its Subsidiaries to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers. Neither the Company nor any of its Subsidiaries has any Liability (and, to each of the Employee Shareholders' knowledge, there is no legitimate basis for any present or future Action against the Company or any of its Subsidiaries giving rise to any Liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company 9/30 Balance Sheet. The Company has provided Omneon with all documentation and notes relating to the testing of the Company's and its Subsidiaries' software products and plans, specifications, designs, and mask works for Company Products currently under development by the Company and its Subsidiaries.

          (l)    No (i) government funding, (ii) facilities of a university, college, other educational institution or research center, or (iii) funding, gift or grant from any Person (other than funds received in consideration for shares of the capital stock of the Company) was used in the conception or development of Company Intellectual Property. None of the Company's or any of the Company's Subsidiaries' current or former employees, consultants or independent contractors who was involved in, or who contributed to, the conception, creation or development of any Company Intellectual Property has performed services for the government, any university, college or other educational institution or any research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries with the result that any such government, university, college or other educational institution or research center has any claim or right to any Company Intellectual Property.

          (m)  No Public Software (as defined below) (i) forms part of the Company Intellectual Property or any Company Product, (ii) was or is used in connection with the development of any Company Intellectual Property or Company Product, or (iii) is incorporated into, in whole or in part, or has been distributed with, any Company Product. "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

          (n)   Neither the Company nor any of its Subsidiaries has now (nor has ever been) a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company-Owned Intellectual Property.

        4.14    Privacy.    Neither the Company nor any of its Subsidiaries has collected any personally identifiable information from any third parties except employees and consultants of the Company and its Subsidiaries. To each of the Employee Shareholders' knowledge, the Company and its Subsidiaries have complied in all material respects with all Applicable Laws and the Company's and its Subsidiaries' internal privacy policies relating to (a) the privacy of users of their products and services and all Internet websites owned, maintained or operated by the Company or any of its Subsidiaries (the "Company Websites") and (b) the collection, storage and transfer of any personally identifiable information collected by the Company or any of its Subsidiaries or by third parties having authorized access to the records of the Company or any of its Subsidiaries. Copies of all current and prior privacy policies of the Company and its Subsidiaries, including the privacy policies included in the Company Websites, are attached as Schedule 4.14. Each of the Company Websites and all materials distributed or marketed by the Company or any of its Subsidiaries have at all times made all disclosures to users or customers required by Applicable Laws in effect as of the applicable dates and none of such disclosures made or contained in any Company Website or in any such materials have been inaccurate, misleading or deceptive or in violation of any Applicable Law.

        4.15    Compliance with Laws.    Each of the Company and its Subsidiaries has complied with all Applicable Laws. Each of the Company and its Subsidiaries has received all permits and approvals from, and has made all material filings with, Governmental Entities that are necessary to the conduct of the business of the Company and its Subsidiaries ("Governmental Permits"), and there exists no current default under or violation of any such Governmental Permit. Schedule 4.15 includes a summary of all allegations of all violations of Applicable Law of which the Company or any of its Subsidiaries has received notice from any third party, including any Governmental Entity, since their inception.

        4.16    Certain Transactions and Agreements.    No Person who is a director or officer of the Company or any of its Subsidiaries, or a member of any such director's or officer's immediate family, and, to each of the Employee Shareholders' knowledge, no 5% or greater shareholder of the Company or any of the Company's Subsidiaries, (a) has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with the Company or any of its Subsidiaries , (b) is directly or indirectly interested in any Contract with the Company or any of its Subsidiaries, except for compensation and standard benefits for services as a director, officer or employee of the Company or any of its Subsidiaries as listed on Schedule 4.16, (c) has any ownership interest in any property, real or personal, tangible or intangible, used in the conduct of the business of the Company and its Subsidiaries, except for the normal rights of a shareholder of the Company or one of the Company's Subsidiaries, or (d) has, either directly or indirectly, a material interest in any Person which purchases from or sells, licenses or furnishes to the Company or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services (except in the case of (a)—(d) above, with respect to any interest of less than one percent of the outstanding voting shares of any corporation whose stock is publicly traded.

        4.17    Directors, Officers and Employees.

          (a)   Schedule 4.17(a) accurately identifies by name and title all of the current directors and officers of the Company and its Subsidiaries.

          (b)   A list of all directors, employees, consultants and independent contractors of the Company and its Subsidiaries and their current annual compensation and material benefits as of the Agreement Date is set forth on Schedule 4.17(b). Neither the Company nor any of its Subsidiaries is a party to any (i) agreement with any employee (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee (i.e. not terminable "at will") or any right pertaining to a change of control of the Company or the Subsidiary in which said director, employee, consultant or independent contractor is employed or works, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment or of the rights served in accordance with legal or conventional provisions or (ii) Contract or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which the Company has established a reserve for such amount on the Company 9/30 Balance Sheet and (ii) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 4.11(g). No employee, consultant or independent contractor owes any amount to the Company or any of its Subsidiaries under any outstanding loan or other indebtedness for borrowed money.

          (c)   The Company and its Subsidiaries have good labor relations, and none of the Employee Shareholders has knowledge that any of the Key Employees, or any significant number of other employees, intends to leave the Company's or any of its Subsidiaries' employ. The Company and its Subsidiaries are in compliance with all Applicable Laws and Collective Bargaining Agreements regarding employment practices, terms and conditions of employment and wages and hours laws, use of sub-contractors, control of individual working time or relationship with representative bodies. Neither the Company nor any of its Subsidiaries has employment or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All independent contractors providing services to the Company and/or its Subsidiaries have been properly classified as independent contractors for purposes of applicable Tax laws, laws applicable to employee benefits and other Applicable Laws. Each employee of the Company and its Subsidiaries is legally permitted to be employed by the Company or such Subsidiary, as applicable, in the jurisdiction in which each employee is employed.

          (d)   Schedule 4.17(d) contains a list of all mandatory or voluntary Company Employee Plans. The Company has delivered to Omneon's legal counsel true and complete copies or descriptions of all Company Employee Plans. Each Company Employee Plan, and the operation and administration thereof, is in all material respects in compliance with all Applicable Laws. No suit, administrative proceeding, action or other litigation has been brought or to any of the Employee Shareholders' knowledge is threatened against or with respect to any Company Employee Plan. All individuals who, pursuant to the terms of any Company Employee Plan, are entitled to participate in any Company Employee Plan currently are participating in such Company Employee Plan or have been offered an opportunity to do so. No Company Employee Plan has unfunded Liabilities that, as of the Closing Date, will not be offset by insurance or that are not fully accrued on the Financial Statements. Except as required by Applicable Laws or by Collective Bargaining Agreements, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Company Employee Plan at any time for any reason in accordance with the terms of each such Company Employee Plan (other than normal and reasonable expenses typically incurred in a termination event).

          (e)   No employee of the Company or any of its Subsidiaries is in material violation of any term of any employment Contract, any other Contract or any restrictive covenant relating to the right of any such employee to be employed by the Company or such Subsidiary, as applicable, or to use trade secrets or proprietary information of others, and, to the knowledge of any of the Employee Shareholders, the employment of any employee by the Company or any of its Subsidiaries does not subject it to any Liability to any third party.

          (f)    All contributions due from the Company and its Subsidiaries with respect to any of the Company Employee Plans and all employee social security contributions have been timely made or accrued on the Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Balance Sheet Date as a result of the operations of the Company and its Subsidiaries after the Balance Sheet Date.

          (g)   No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement or the advancement of expenses by any current or former director or employee of the Company or any of its Subsidiaries (other than a claim for reimbursement by the Company or any of its Subsidiaries, in the ordinary course of business, of travel expenses, accrued vacation or other out-of-pocket expenses of a routine nature incurred by an employee of the Company or one of its Subsidiaries in the course of performing such employee's duties for the Company or such Subsidiary, as the case may be) pursuant to: (i) the terms of the charter or organization documents of the Company or any of its Subsidiaries; (ii) any indemnification agreement or other Contract between the Company or any of its Subsidiaries, on the one hand, and any such current or former director or employee of the Company or any of its Subsidiaries, on the other hand; or (iii) any applicable Legal Requirement.

        4.18    Books and Records.

          (a)   The books, records and accounts of the Company and its Subsidiaries (i) are true and complete, (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets and properties of the Company and its Subsidiaries, and (iv) accurately and fairly reflect the basis for the Financial Statements. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with applicable accounting standards and (y) to maintain accountability for assets, and (C) the amount recorded for assets on the books and records of the Company and its Subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b)   The Company has provided to Omneon or Omneon's legal counsel complete and correct copies of all documents identified on the Company Disclosure Schedule and each of the following: (a) copies of the charter or organization documents of the Company and its Subsidiaries, each as currently in effect; (b) copies of the minute books containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and shareholders of the Company and each of the Company's Subsidiaries; (c) copies of the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option grants and agreements of the Company and its Subsidiaries; and (d) all permits, orders and consents issued by any regulatory agency with respect to the Company and its Subsidiaries, or any securities of the Company and its Subsidiaries, and all applications for such permits, orders and consents.

        4.19    Insurance.    The Company has maintained since inception, and now maintain, policies of insurance and bonds (the "Insurance Policies") which the Company, in its reasonable judgment in light of the business, stage of development and financial condition of the Company and its Subsidiaries taken as a whole, believes are appropriate, both in scope and amount, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. Each Insurance Policy now held by the Company and its Subsidiaries is set forth on Schedule 4.19, together with the name of the insurer, the type of policy or bond, the coverage amount and any applicable deductible, and other applicable provisions of such Insurance Policy. All premiums due and payable under all such Insurance Policies have been timely paid. The Company and its Subsidiaries are in compliance with the terms of the Insurance Policies, and all such Insurance Policies are in full force and effect. None of the Employee Shareholders has any knowledge of any threatened termination of, or material premium increase with respect to, any of the Insurance Policies. Schedule 4.19 sets forth all claims made under such Insurance Policies since December 31, 2005. There is no claim pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy.

        4.20    Environmental, Health and Safety Matters.

          (a)   The Company, its Subsidiaries and their respective predecessors and, to each of the Employee Shareholders' knowledge, the Affiliates of the Company and its Subsidiaries, have complied, and are in compliance, with all applicable Environmental, Health and Safety Requirements, which compliance includes the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental, Health and Safety Requirements and compliance with the terms and conditions thereof. All permits and other governmental authorizations currently held by the Company and its Subsidiaries pursuant to any Environmental, Health and Safety Requirements are identified on Schedule 4.20(a). The Company, its Subsidiaries and their respective predecessors and to each of the Employee Shareholders' knowledge, the Affiliates of the Company and its Subsidiaries, have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any Hazardous Material) in a manner that has given or could reasonably be expected to give rise to any Liability, including any Liability for response costs, corrective action costs, personal injury damages, property damages, natural resources damages or attorneys' fees, pursuant to any applicable Environmental, Health and Safety Requirements. The Company, its Subsidiaries and their respective predecessors and, to each of the Employee Shareholders' knowledge, its Affiliates, have not, either expressly or by operation of law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental, Health and Safety Requirements.

          (b)   "Environmental, Health and Safety Requirements" means all foreign, federal, state, local, municipal or other laws, statutes, ordinances, regulations, rules, judicial and administrative orders, writs, injunctions, awards, judgments, decrees, contractual obligations, settlement agreement and other provisions having the force or effect of law concerning exposure to Hazardous Material, public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of Hazardous Material.

        4.21    Customers.    Neither the Company nor any of its Subsidiaries has any outstanding material disputes concerning its products and/or services with any customer or distributor (each, a "Customer"), and none of the Employee Shareholders has knowledge of any material dissatisfaction on the part of any Customer. Each Customer is listed on Schedule 4.21. Neither the Company nor any of its Subsidiaries has received any notice from any Customer that such customer will not continue as a customer of the Company or such Subsidiary (or the Surviving Corporation) after the Closing or that any such customer intends to terminate or modify existing Contracts with the Company or such Subsidiary (or the Surviving Corporation) or reduce the amount paid to the Company or such Subsidiary (or the Surviving Corporation) for products and services. Neither the Company nor any of its Subsidiaries has had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company.

        4.22    Suppliers.    Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning products and/or services provided by any supplier (each, a "Supplier"), and none of the Employee Shareholders has knowledge of any material dissatisfaction on the part of any Supplier. Each Supplier is listed on Schedule 4.22. Neither the Company nor any of its Subsidiaries has received any notice of termination or interruption of any existing Contracts with, any Supplier. The Company and its Subsidiaries have access, on commercially reasonable terms, to all goods and services reasonably necessary to carry on the business of the Company and its Subsidiaries, and none of the Employee Shareholders has any knowledge of any reason why the Company and its Subsidiaries will not continue to have such access on commercially reasonable terms.

        4.23    Accounts Receivable.    The accounts receivable shown on the Company 9/30 Balance Sheet arose in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the Company 9/30 Balance Sheet. To each of the Employee Shareholders'

knowledge, allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with applicable accounting standards consistently applied and in accordance with the Company's and its Subsidiaries' past practices. The accounts receivable of the Company and its Subsidiaries arising after the Balance Sheet Date and before the Closing Date arose or will arise in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns estimated in accordance with applicable accounting standards consistently applied and in accordance with the Company's and its Subsidiaries' past practices. None of the accounts receivable of the Company and its Subsidiaries is subject to any claim of offset, recoupment, setoff or counter-claim, and none of the Employee Shareholders' has knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No amount of accounts receivable is contingent upon the performance by the Company or any of its Subsidiaries of any obligation or Contract other than normal warranty repair and replacement. No Person has any Lien on any of such accounts receivable (except Permitted Liens), and no agreement for deduction or discount has been made with respect to any of such accounts receivable.

        4.24    Certain Payments.    Since inception, neither the Company nor any of its Subsidiaries, nor, to any of the Employee Shareholders' knowledge, any director, officer, Affiliate or employee of the Company or any of its Subsidiaries, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (a) governmental official or employee, (b) political party or candidate thereof, or (c) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof.

        4.25    Bank Accounts.    Schedule 4.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company and its Subsidiaries maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        4.26    Debt.    Schedule 4.26 accurately lists all currently outstanding indebtedness of the Company and its Subsidiaries for money borrowed ("Debt"), including, for each item of Debt, the agreement governing the Debt and the interest rate, maturity date and any assets or properties securing such Debt. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

        4.27    No Brokers.    Neither the Company nor any of its Subsidiaries is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Share Contribution or any other transaction contemplated by this Agreement, and Omneon will not incur any Liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of this Agreement, the Share Contribution or any act or omission of the Company or any of its Subsidiaries, any of their respective Affiliates or any of their respective directors, officers, employees, stockholders or agents.

        4.28    Distribution of Consideration to Shareholders.    The distribution to the Shareholders of the Omneon Shares will be in accordance with Article 4.2.2 of the Articles of Association of the Company.

        4.29    No Liabilities for Transaction Expenses.    The Company has not incurred nor satisfied any Liabilities with respect to Transaction Expenses of any Person. Neither the Company nor any of its Subsidiaries has entered into any Contract pursuant to which the Company or any of its Subsidiaries has agreed to pay or guarantee the payment of any Transaction Expenses.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF OMNEON TO THE SHAREHOLDERS

        Omneon represents and warrants to the Shareholders, subject to such exceptions as are disclosed in writing in the disclosure schedule supplied by Omneon to the Shareholders, dated as of the date hereof (the "Omneon Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Omneon contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

        5.1    Financial Statements.    The financial statements and the related notes thereto of Omneon and its consolidated Subsidiaries for fiscal year 2006 provided in the Omneon Disclosure Schedule comply in all material respects with the applicable requirements of the Securities Act, and the rules and regulations of the SEC thereunder, and the Exchange Act, and the rules and regulations of the SEC thereunder, as applicable. Those financial statements, along with unaudited financial statements for the nine month-period ended September 30, 2007, present fairly the financial position of Omneon and its Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent necessary to effect changes in U.S. GAAP or other applicable accounting standards), except, as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments; and the other financial information included in the Omneon Disclosure Schedule has been derived from the accounting records of Omneon and its Subsidiaries and presents fairly the information shown thereby.

        5.2    No Material Adverse Change.    Since the date of the most recent financial statements of Omneon included in the Omneon Disclosure Schedule, (i) there has not been any material change in the long-term debt of Omneon or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Omneon on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of Omneon and its Subsidiaries taken as a whole; (ii) neither Omneon nor any of its Subsidiaries has entered into any transaction or agreement that is material to Omneon and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Omneon and its Subsidiaries taken as a whole; and (iii) neither Omneon nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any Governmental Entity, except in each case as otherwise disclosed in the Omneon Disclosure Schedule.

        5.3    Organization and Good Standing.    Omneon and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Omneon does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in the Omneon Disclosure Schedule, and Omneon wholly owns each of the Subsidiaries listed.

        5.4    Capitalization.    The authorized capital stock of Omneon consists of 38,500,000 shares of Common Stock, par value $0.001, of which 2,932,647 are issued and outstanding, and 18,998,389 shares of Preferred Stock ("Omneon Preferred Stock"), par value $0.001, of which 11,363,661 are designated Series A-1 Preferred Stock, all of which are issued and outstanding; 512,901 are designated Series A-2.1 Preferred Stock, all of which are issued and outstanding; 1 is designated Series A-2.2 Preferred Stock, which is issued and outstanding; 27,557 are designated Series A-3 Preferred Stock, all of which are issued and outstanding; 21,275 are designated Series A-4 Preferred Stock, all of which are issued and outstanding; 99 are designated Series A-5 Preferred Stock, all of which are issued and outstanding; 479,436 are designated Series A-6 Preferred Stock, none of which are issued and outstanding; 5,121,952 are designated Series B-1 Preferred Stock, all of which are issued and outstanding; and 1,471,507 are designated Series C-1 Preferred Stock, 1,042,390 of which are issued and outstanding. Omneon also has: (i) 7,903,821 shares of Common Stock reserved for issuance under its 1998 Stock Option Plan (the "Omneon Plan"), of which 4,706,816 are subject to currently issued and unexercised options, and up to 757,285 are available for future grant under the Omneon Plan; and (ii) 479,436 shares of Series A-6 Preferred Stock reserved for issuance upon exercise of outstanding warrants. Except as set forth above in this Section 5.4, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from Omneon (or any of its Subsidiaries) of any securities of Omneon (or any of its Subsidiaries) nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal (other than as contemplated in the Investor Rights Agreement). All issued and outstanding shares of Omneon's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Omneon's capital stock have been issued in compliance with state and federal securities laws. No stock plan, stock purchase, stock option or other agreement or understanding between Omneon and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by Omneon.

        5.5    Due Authorization.    Omneon has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by Omneon, and this Agreement constitutes a valid and legally binding obligation of Omneon, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

        5.6    The Omneon Shares.    The Omneon Shares to be issued by Omneon hereunder have been duly authorized by Omneon and, when issued and delivered as provided herein, will be duly and validly issued and fully paid free and clear of all Liens or other defects of title; and the issuance of the Omneon Shares is not subject to any preemptive or similar rights.

        5.7    No Violation or Default.    Neither Omneon nor any of its Subsidiaries is (i) in violation of its Certificate of Incorporation or By-Laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Omneon or any of its Subsidiaries is a party or by which Omneon or any of its Subsidiaries is bound or to which any of the property or assets of Omneon or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.8    No Conflicts.    The execution, delivery and performance by Omneon of this Agreement and the issuance of the Omneon Shares and the consummation by Omneon of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of Omneon or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Omneon or any of its Subsidiaries is a party or by which Omneon or any of its Subsidiaries is bound or to which any of the property or assets of Omneon or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-Laws or similar organizational documents of Omneon or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        5.9    No Consents Required.    No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by Omneon of this Agreement, the issuance of the Omneon Shares and the consummation of the transactions contemplated by this Agreement.

        5.10    Legal Proceedings.    Except as described in the Omneon Disclosure Schedule, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Omneon or any of its Subsidiaries is a party or to which any property of Omneon or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to Omneon or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of Omneon to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of Omneon, contemplated by any Governmental Entity or threatened by others.

        5.11    Title to Real and Personal Property.    Omneon and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of Omneon taken as a whole and its Subsidiaries, in each case free and clear of all Liens, defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by Omneon and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and such personal property is usable by Omneon in the ordinary course of its business.

        5.12    Intellectual Property.

          (a)   Title to Intellectual Property.    Omneon and its Subsidiaries own or possess or can acquire on reasonable terms all Intellectual Property necessary for the conduct of the businesses of Omneon and its Subsidiaries taken as a whole in all material respects (the "Omneon Intellectual Property"); and to the knowledge of Omneon, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and except as described in the Omneon Disclosure Schedule, Omneon and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To Omneon's knowledge, there are no valid and enforceable rights of third parties to the Omneon Intellectual Property that are or would be infringed by the business currently conducted by Omneon and its Subsidiaries. All Omneon Intellectual Property owned by Omneon or its Subsidiaries is free and clear of all Liens or other restrictions, except as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on Omneon; and Omneon is not aware of any reasonable basis for a finding that any of such Omneon Intellectual Property is invalid or unenforceable. Omneon and its Subsidiaries have paid all applicable maintenance fees, filed applicable statements of use, timely responded to office actions, and disclosed any required information to applicable Governmental Entities with respect to its registered Omneon Intellectual Property.

          (b)   No Judgments Affecting Intellectual Property.    Omneon and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any Governmental Entity, nor have they entered into or are parties to any contract, which materially restricts or impairs their use of any Omneon Intellectual Property.

          (c)   Confidential Information and Invention Assignments.    Omneon has taken all reasonable actions to protect its rights in confidential information and trade secrets that are material to its business, protect any material confidential information provided to it by any other person, and obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors and which are material to Omneon's business. All founders, key employees and any other employees involved in the development of software for Omneon that is material to Omneon's business have signed confidentiality and invention assignment agreements with Omneon.

        5.13    No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among Omneon or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of Omneon or any of its Subsidiaries, on the other, that is not described in the Omneon Disclosure Schedule.

        5.14    Taxes.    Omneon and its Subsidiaries have paid all material federal, state, local and foreign Taxes and filed all federal and material state or foreign Tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Omneon Disclosure Schedule, there is no Tax deficiency that has been, or could reasonably be expected to be, asserted against Omneon or any of its Subsidiaries or any of their respective properties or assets that is material to the business, properties, financial position or results of operations of Omneon and its Subsidiaries, taken as a whole.

        5.15    Licenses and Permits.    Omneon and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Omneon Disclosure Schedule, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Omneon Disclosure Schedule, neither Omneon nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

        5.16    No Labor Disputes.    No labor disturbance by or dispute with employees of Omneon or any of its Subsidiaries exists or, to the best knowledge of Omneon, is contemplated or threatened and Omneon is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

        5.17    Compliance With Environmental Laws.    (i) Omneon and its Subsidiaries (x) are, and at all prior times were, in compliance with any and all Environmental Laws; (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Omneon or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, certificates, licenses or other authorizations or approvals, receipt of notice or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) except as described in the Omneon Disclosure Schedule, (x) there are no proceedings that are pending, or that are known by Omneon to be contemplated, against Omneon or any of its Subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceedings regarding it which it is reasonably believed would not result in a liability to Omneon that would be material to the business or financial position of Omneon and its Subsidiaries taken as a whole, and (y) none of Omneon and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

        5.18    Compliance with ERISA.    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Omneon or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code")) would have any liability (each, a "Plan") has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither Omneon nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA).

        5.19    Insurance.    Omneon and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged; and neither Omneon nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

        5.20    No Restrictions on Subsidiaries.    No Subsidiary of Omneon is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to Omneon, from making any other distribution on such Subsidiary's capital stock, from repaying to Omneon any loans or advances to such Subsidiary from Omneon or from transferring any of such Subsidiary's properties or assets to Omneon or any other Subsidiary of Omneon.

        5.21    No Broker's Fees.    Neither Omneon nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Omneon or any of its Subsidiaries for a brokerage commission, finder's fee or like payment in connection with the offering of the Omneon Shares hereunder.

ARTICLE VI

CONDUCT OF THE COMPANY PRIOR TO THE CLOSING DATE

        6.1    Maintenance of Business.    The parties hereto understand and acknowledge that it is their intent to work closely together during the time period from the Agreement Date until the Closing Date. If the Company becomes aware of a material deterioration in the relationship between the Company and any Customer, Supplier, Key Employee or significant number of other employees of the Company or any of its Subsidiaries, it will promptly bring such information to the attention of Omneon in writing and, if requested by Omneon, will exert all reasonable efforts to restore and retain the affected relationship. To the extent permitted by all Applicable Laws, the Company will use all reasonable efforts to optimize its business, planning, operations, research and development and other similar matters with Omneon before the Closing. At Omneon's request and subject to the foregoing, such cooperation may include setting sales, marketing, planning, research and development schedules and other similar matters.

        6.2    Conduct of Business.    The Company will continue to conduct its business in the ordinary course, consistent with past practice, and, to the extent consistent therewith, will use all reasonable efforts to (i) pay all of its debts and material Taxes when due, subject to good faith disputes over such debts or material Taxes, (ii) pay or perform its other obligations when due, and (iii) carry on and preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others with whom the Company has contractual or other material commercial relations in substantially the same manner as they have prior to the Agreement Date. Without limiting the foregoing, except as otherwise contemplated by this Agreement, prior to the Closing, the Company will not, and shall cause each of its Subsidiaries not to, without the prior written consent of a duly authorized officer of Omneon, enter into any transaction or Contract, make any payment or take any action out of the ordinary course of business, consistent with past practice, including:

          (a)   incur any Liability as guarantor or surety with respect to any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

          (b)   incur any Liability other than in the ordinary course of business, consistent with past practice, or incur any indebtedness for borrowed money;

          (c)   make any loan, advance or capital contribution to, or invest in, any Person other than travel loans or advances made in the ordinary course of business, consistent with past practice, and which are not material in amount (which expenses will be documented by receipts for the claimed amounts in accordance with past practice);

          (d)   place any Lien on any of its properties or grant any Lien with respect to any of its assets other than (i) Permitted Liens, or (ii) in the ordinary course of business, consistent with past practice, and to an extent which is not material;

          (e)   purchase, license, sell or otherwise dispose of, or enter into any Contract for the purchase, license, sale or other disposition of, any assets or properties (real or personal, tangible or intangible) other than purchases of raw material and sales of inventory in the ordinary course of business, consistent with past practice;

          (f)    declare, set aside or pay any dividend on, or make any other distribution in respect of, its capital stock, split, combine or recapitalize its capital stock or directly or indirectly redeem, purchase or otherwise acquire its capital stock;

          (g)   enter into, materially amend, terminate or not renew any Material Agreement;

          (h)   pay or discharge any Lien or Liability other than in the ordinary course of business, consistent with past practice;

          (i)    incur any Liability to any of its directors, officers or shareholders other than as expressly contemplated hereby;

          (j)    amend or change any charter or organizational document of the Company or any of its Subsidiary;

          (k)   defer the payment of any accounts payable other than in the ordinary course of business, consistent with past practice, or in an amount which is material, or provide any discount, accommodation or other concession other than in the ordinary course of business, consistent with past practice, in order to accelerate or induce the collection of any receivable;

          (l)    materially change the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers;

          (m)  terminate the employment of any of its employees as of the Agreement Date other than for misconduct, malfeasance or otherwise for cause (in which case the Company shall provide Omneon written notice a reasonable time prior to any such termination);

          (n)   other than any issuance of Additional Company Shares, sell, issue, create, grant or authorize the issuance or grant of any shares of the capital stock of the Company or any Company Right; provided, however, that the Shareholders may purchase additional shares of the capital stock of the Company for an aggregate purchase price of up to €200,000 (the "Additional Shareholder Contribution"); provided, further, that upon the Additional Shareholder Contribution, the Company shall update Exhibit A to include the additional shares of capital stock of the Company purchased by the Shareholders in the Additional Shareholder Contribution;

          (o)   amend any Company Employee Plan (except as may be required by Applicable Law and disclosed to Omneon in writing), or pay any bonus, royalty, increased salary, severance or special remuneration or incur any Liability to any director, officer, employee, consultant or independent contractor (except as is already accrued or pursuant to existing Contracts disclosed on the Company Disclosure Schedule), amend any existing or enter into any new employment, consulting or severance Contract with any such person, or enter into any new Company Employee Plan;

          (p)   increase or modify any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including the grant of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors, officers, employees, consultants or independent contractors;

          (q)   modify or change the exercise or conversion rights or exercise or purchase prices of any Company Rights, or accelerate or otherwise modify (i) the vesting of or right to exercise any Company Rights or (ii) the vesting or release of any shares of the capital stock of the Company or Company Rights from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

          (r)   fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the Agreement Date, subject only to ordinary wear and tear;

          (s)   change accounting methods or policies or revalue, write off or write up the value of any inventory, accounts receivable or other assets;

          (t)    waive or release any material right or claim;

          (u)   merge, consolidate or reorganize with, or acquire, any Person;

          (v)   agree to any audit assessment by any Tax authority or file any Return unless a copy of such Return has first been delivered to Omneon for its review at a reasonable time prior to filing, file any amended Return, make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any kind;

          (w)  change any insurance coverage or issue any certificates of insurance (except for the planned renewal of existing policies on terms not materially different from those in effect on the Agreement Date);

          (x)   commence a lawsuit other than (i) for the routine collection of bills or (ii) to enforce this Agreement or otherwise in connection with the transactions contemplated hereby, or (iii) in such cases where it in good faith determines that failure to commence such a lawsuit would result in the material impairment of a valuable aspect of the business of the Company or any of its Subsidiaries; provided, however, that in the case of clause (iii), it consults with Omneon at a reasonable time prior to the filing of such a lawsuit;

          (y)   incur any Liabilities with respect to Transaction Expenses of any Person; or

          (z)   agree, or enter into any negotiations, discussions or agreement, to do any of the things described in the preceding clauses (a) through (y) of this Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

        7.1    Acquisition Proposals.

          (a)   No Solicitation.    Each of the Company and the Shareholders agrees that neither it nor any of its Subsidiaries nor any of its respective officers, directors, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to), directly or indirectly (i) solicit, initiate, encourage, knowingly facilitate, induce or accept any inquiries, proposals or offers with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined below), (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement, arrangement, understanding or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. Each of the Company and the Shareholders agrees that it and its Subsidiaries and any of their respective officers, directors and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall immediately cease, and it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents to immediately cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will promptly request each Person that has entered into a confidentiality agreement with such party in connection with its consideration of an Acquisition Proposal to return, destroy or otherwise dispose of all confidential information heretofore furnished to such Person by or on behalf of itself or any of its Subsidiaries in accordance with the terms of the applicable confidentiality agreement.

          (b)   Certain Definitions.    For purposes of this Agreement, "Acquisition Proposal" shall mean: any offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase or acquisition by any Person other than Omneon or its Affiliates of any voting securities of the Company or any of its Subsidiaries or any interests therein, (B) any merger, consolidation, joint venture or other business combination or similar transaction involving the direct transfer of all or any material part of the business of the Company or any of its Subsidiaries, (C) the acquisition or exclusive license of any material assets or properties of the Company or any of its Subsidiaries (other than inventory in the ordinary course), (D) any liquidation, dissolution or reorganization of the Company or any of its Subsidiaries, (provided, however, that the transactions contemplated by this Agreement and the Additional Shareholder Contribution shall not be deemed an Acquisition Proposal in any case).

        7.2    Termination of Company Option Plan and Company Rights.    Omneon will not assume any Company Rights. The Company shall take all actions necessary or advisable in order to terminate, as immediately prior to the Closing, the Company Option Plan and all Company Rights.

        7.3    Employee Matters.

          (a)   The Company shall reasonably cooperate and work with Omneon to help Omneon identify employees of the Company and its Subsidiaries to whom Omneon may elect to offer continued employment with the Surviving Corporation or a Subsidiary thereof after the Closing. With respect to any employee of the Company or its Subsidiaries who receives an offer of continued employment, the Company shall reasonably assist Omneon with its efforts to enter into an employment agreement or employment offer letter and a confidential information and inventions assignment agreement with such employee as soon as practicable after the date hereof and in any event prior to the Closing Date (the "Employment Agreements"); provided, however, that notwithstanding the foregoing, the Company shall not be required to incur any costs (other than employee time) or make any payments in the course of such assistance. Notwithstanding any of the foregoing, Omneon shall not have any obligation to make an offer of continued employment to any employee of the Company or its Subsidiaries. Effective no later than immediately prior to the Closing, the Company shall, and shall cause its Subsidiaries to, terminate the employment of each of those employees of the Company and its Subsidiary who have not received an offer of continued employment prior to the Closing Date.

          (b)   Prior to the Closing, the Representative and Omneon shall agree on the allocation and the terms and conditions of the Omneon Restricted Stock Grants to be granted to the employees of the Company and its Subsidiaries, provided that the Omneon Restricted Stock Grants shall be subject to forfeiture to Omneon on the terms and conditions set forth in Section 7.17.

        7.4    Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

          (a)   Confidentiality.    The parties acknowledge that Omneon and the Company have previously executed a confidentiality agreement dated July 20, 2007 (the "Confidentiality Agreement"), which agreement will continue in full force and effect in accordance with its terms.

          (b)   Access to Information.    Upon reasonable prior notice, the Company will afford Omneon and its accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the closing of the transactions contemplated by this Agreement to obtain all information concerning the Company and its Subsidiaries, including the status of product development efforts, properties, results of operations and personnel, as Omneon may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that any Applicable Law requires it or its

  Subsidiaries to restrict or prohibit access to any such properties or information. Any information provided pursuant to this Section 7.4(b) shall be subject to the Confidentiality Agreement.

          (c)   No Modification of Representations and Warranties or Covenants.    No information or knowledge obtained in any investigation or notification pursuant to Section 7.4(b) hereto shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

        7.5    Public Disclosure.    Without limiting any other provision of this Agreement, Omneon and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Share Contribution, this Agreement or any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law or any listing agreement with the NASDAQ Global Market or any other applicable national securities exchange (in which case the party will first consult with the other parties to the extent reasonably practicable).

        7.6    Regulatory Filings; Commercially Reasonable Efforts.

          (a)   Regulatory Filings.    Omneon and the Company shall coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements with respect to the Share Contribution and the other transactions contemplated hereunder, and as promptly as practicable after the date hereof, Omneon and the Company shall make all filings reasonably determined by the parties to be required by any Governmental Entity in connection with the Share Contribution or the transactions contemplated hereby.

          (b)   Exchange of Information.    Omneon and the Company shall promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 7.6(a) hereto. Except where prohibited by Applicable Law, and subject to the Confidentiality Agreement, Omneon and the Company shall consult with each other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other parties in preparing and exchanging such information and promptly provide the other parties with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby; provided, however, that with respect to any such filing, presentation or submission, Omneon and the Company need not supply the other parties with copies (or in case of oral presentations, a summary) to the extent that any Applicable Law requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

          (c)   Notification.    Omneon and the Company will notify each other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 7.6(a), Omneon or the Company, as the case may be, will promptly inform the other parties of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

          (d)   Commercially Reasonable Efforts.    Upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Contribution and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the causing of the conditions precedent set forth in Article VIII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        7.7    Notification of Certain Matters.

          (a)   By the Shareholders.    Each Shareholder shall give prompt notice to Omneon when and if such Shareholder becomes aware that any representation or warranty made by such Shareholder contained in this Agreement has become untrue or inaccurate, or that such Shareholder has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Shareholder under this Agreement, in each case such that the conditions set forth in Sections 8.2(a), 8.2(b), 8.2 (f) and 8.2(g) would not reasonably be expected to be satisfied.

          (b)   By Omneon.    Omneon shall give prompt notice to the Shareholders and the Company when and if Omneon becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Sections 8.1(a) and 8.1(e) would not reasonably be expected to be satisfied.

        7.8    Third-Party Consents.    As soon as practicable following the date hereof, Omneon and the Company will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby at the sole cost and expense of the party required to obtain the consent, waiver or approval hereunder.

        7.9    Company Indebtedness.

          (a)   Prior to the Closing, the Shareholders shall take all actions necessary to satisfy, including by obtaining partial forgiveness, or pay in full, without using cash or other assets of the Company, the indebtedness of the Company to OSEO in the aggregate amount of €700,666 (the "Terminating Indebtedness").

          (b)   Prior to the Closing, all indebtedness of the Company to the Shareholders (the "Shareholder Indebtedness") shall convert in full to capital stock of the Company (the "Additional Company Shares"). At the Closing, the Company shall provide an updated Exhibit A, which update shall include the Additional Company Shares issued to the Shareholders.

        7.10    Company Options.    Neither the Company nor any Shareholder shall take any action that annuls, revokes, cancels or otherwise conflicts with the Option Plan Amendment.

        7.11    Company Employee Plans.    Upon request by Omneon, the Company shall take all steps necessary or advisable to terminate, effective as of the Closing Date, any and all Company Employee Plans.

        7.12    No Company Transaction Expenses.    Neither the Company nor any of its Subsidiaries shall incur, pay or guarantee the payment of, or enter into any Contract pursuant to which the Company or any of its Subsidiaries has agreed to pay or guarantee the payment of, any Transaction Expenses.

        7.13    Waiver of Pre-emptive Rights.    The Shareholders hereby waive any and all notice required, rights of first offer, preemptive rights, rights of first refusal, rights to purchase, rights to transfer or any other rights under the Articles of Association of the Company, as such rights would apply to the Share Contribution.

        7.14    No Transfers by Shareholders.    Each Shareholder hereby agrees not to sell, assign, encumber, hypothecate, pledge, convey in trust, gift, transfer by bequest, devise or otherwise transfer or dispose of the Company Shares held by such Shareholder as of the Agreement Date, except in connection with the Share Contribution. Any attempt by a Shareholder to transfer any Company Shares in violation of this Section 7.14 will be void. The Company will not (a) transfer on its books any Company Shares that has been sold, gifted or otherwise transferred in violation of this Section 7.14 or (b) treat as owner of such Company Shares, or accord the right to vote to, or pay dividends to, any purchaser, donee or other transferee to whom such Company Shares may have been so transferred.

        7.15    Standoff Agreement.    Each Shareholder that is receiving Omneon Shares in connection with the Share Contribution agrees in connection with the first public offering of Common Stock of Omneon to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act (the "IPO") that, upon request of the underwriters managing any underwritten offering of Omneon's securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any shares of capital stock of Omneon (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by such managing underwriters, provided, however, that this Section 7.15 shall apply only as long as all officers, directors and 1% stockholders of Omneon enter into similar agreements. For purposes of this Section 7.15, the term "Omneon" shall include any wholly-owned subsidiary of Omneon into which Omneon merges or consolidates. In order to enforce the foregoing covenant, Omneon shall have the right to place restrictive legends on the certificates representing the shares subject to this section and to impose stop transfer instructions with respect to the shares of Omneon's capital stock held by each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Shareholder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

        7.16    Lock-Up Agreement.    Each Shareholder that is receiving Omneon Shares in connection with the Share Contribution and each Restricted Stock Grant Recipient agrees to enter into the Lock-Up Agreement in substantially the form attached hereto as Exhibit E (the "Lock-Up Agreement").

        7.17    Omneon Forfeiture Contingency.    The provisions of this Section 7.17 apply to each Shareholder named on Exhibit F (each, an "Employee Shareholder") and each Restricted Stock Grant Recipient (defined in Section 8.1(f) below). All the "Unvested Omneon Shares" (defined in Section 7.17(b) below) held by an Employee Shareholder or a Restricted Stock Grant Recipient shall be subject to forfeiture to Omneon on the terms and conditions set forth in this Section 7.17 (the "Forfeiture Contingency") if that Employee Shareholder or Restricted Stock Grant Recipient ceases to be employed by Omneon (as defined herein) for any reason, or no reason, including without limitation that Employee Shareholder's or Restricted Stock Grant Recipient's death, disability, voluntary resignation or termination by Omneon with or without cause.

          (a)   Definition of "Employed by Omneon"; "Termination Date".    For purposes of this Section 7.17 an Employee Shareholder or a Restricted Stock Grant Recipient will be considered to be "employed by Omneon" if the Board of Directors of Omneon determines that such Employee Shareholder or Restricted Stock Grant Recipient is rendering substantial services as an officer, employee, consultant or independent contractor to Omneon or to any Affiliate of Omneon. In case of any dispute as to whether an Employee Shareholder or Restricted Stock Grant Recipient is employed by Omneon, the Board of Directors of Omneon shall have sole discretion to determine whether that Employee Shareholder or Restricted Stock Grant Recipient has ceased to be employed by Omneon or any Affiliate and the effective date on which that Employee Shareholder's or Restricted Stock Grant Recipient's employment terminated (the "Termination Date").

          (b)   Unvested and Vested Omneon Shares.    Omneon Shares and Omneon Restricted Stock Grants that are vested pursuant to the schedule set forth herein are "Vested Omneon Shares". Omneon Shares and Omneon Restricted Stock Grants that are not vested pursuant to the schedule set forth herein are "Unvested Omneon Shares". Unvested Omneon Shares may not be sold or otherwise transferred by an Employee Shareholder or a Restricted Stock Grant Recipient without Omneon's prior written consent. On the Closing Date, 25% of the Omneon Shares issued or issuable to an Employee Shareholder or Restricted Stock Grant Recipient pursuant to this Agreement will be Unvested Omneon Shares. If an Employee Shareholder or a Restricted Stock Grant Recipient has continuously been employed by Omneon or any Affiliate, at all times from the Closing Date until one month following the Closing Date (the "First Vesting Date"), then on the First Vesting Date 1/36th of the initial Unvested Omneon Shares issued or issuable to that Employee Shareholder or Restricted Stock Grant Recipient pursuant to this Agreement will become Vested Omneon Shares; and thereafter, for so long (and only for so long) as that Employee Shareholder or Restricted Stock Grant Recipient remains continuously employed by Omneon or any Affiliate at all times after the First Vesting Date, on the same day of each succeeding calendar month after the First Vesting Date (or if there is no such day in any month, then the last day of such calendar month) an additional 1/36th of the initial Unvested Omneon Shares issued or issuable to that Employee Shareholder or Restricted Stock Grant Recipient pursuant to this Agreement will become Vested Omneon Shares. No Unvested Omneon Shares issued or issuable to an Employee Shareholder or a Restricted Stock Grant Recipient pursuant to this Agreement will become Vested Omneon Shares after the Termination Date for that Employee Shareholder or Restricted Stock Grant Recipient. If the application of the vesting percentage results in a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the balance of Unvested Omneon Shares shall become fully Vested Omneon Shares.

          (c)   Adjustments.    The number and character of Omneon Shares that are Vested Omneon Shares or Unvested Omneon Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or conversion of the Omneon Shares occurring after the Closing Date.

          (d)   Trigger of Forfeiture Contingency.    On the Termination Date for an Employee Shareholder or a Restricted Stock Grant Recipient, all Unvested Omneon Shares issued or issuable to that Terminated Employee Shareholder or Restricted Stock Grant Recipient pursuant to this Agreement shall automatically, without any further action required by that Employee Shareholder or Restricted Stock Grant Recipient and for no consideration other than as provided in this Agreement, be forfeited to Omneon and thereafter all right, title and interest in such Unvested Omneon Shares shall be transferred in full to and held by Omneon.

          (e)   Right of Termination Unaffected.    Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of Omneon (or any Affiliate) to terminate an Employee Shareholder's or a Restricted Stock Grant Recipient's employment with Omneon (or any Affiliate) at any time for any reason or no reason, with or without cause.

        7.18    Escrow.    As security for an Employee Shareholder's or a Restricted Stock Grant Recipient's faithful performance of this Agreement, that Employee Shareholder or Restricted Stock Grant Recipient agrees, immediately upon receipt of the stock certificate(s) evidencing the Omneon Shares, to deliver such certificate(s), together with the Stock Powers and Spouse Consents executed by that Employee Shareholder or Restricted Stock Grant Recipient and by that Employee Shareholder's or Restricted Stock Grant Recipient's spouse, if any (with the date, transferee, stock certificate number and number of Omneon Shares left blank), in the forms of Exhibit G and H hereto, to the Secretary of Omneon or other designee of Omneon (the "Escrow Holder"), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Omneon Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for Omneon as its agent and not as a fiduciary. Each Employee Shareholder, each Restricted Stock Grant Recipient and Omneon agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Omneon Shares will be released from escrow upon termination of the Forfeiture Contingency.

        7.19    Preliminary Closing Company Net Assets Statement and Related Documents.    The Company shall prepare and deliver to Omneon drafts of the Closing Company Net Assets Statement not later than two business days prior to the Closing Date and shall provide to Omneon, promptly after Omneon's request, copies of the documents or instruments evidencing the amounts set forth on such draft statement or certificate.

ARTICLE VIII

CLOSING CONDITIONS TO THE SHARE CONTRIBUTION

        8.1    Conditions to Obligations of Each Shareholder to Effect the Share Contribution.    The respective obligations of each Shareholder to effect the Share Contribution shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions, the waiver of which shall not be effective against any Shareholder who does not consent to such waiver, which consent may be given by written, oral or telephone communication to Omneon or its counsel:

          (a)   Representations and Warranties.    The representations and warranties of Omneon contained in Article V of this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate with other representations and warranties that are not qualified by the phrase "Material Adverse Effect", as does not constitute a Material Adverse Effect on Omneon, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect on Omneon limitation set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). The Shareholders shall have received a certificate to such effect signed on behalf of Omneon by an authorized senior executive officer of Omneon.

          (b)   No Order.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Share Contribution illegal or otherwise prohibiting consummation of the Share Contribution.

          (c)   No Governmental Restriction.    There shall not be any pending or overtly threatened suit or action asserted by any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the Share Contribution or any of the other transactions contemplated by this Agreement.

          (d)   Agreements and Covenants.    Omneon shall have performed or complied with in all material respects the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Omneon by an authorized senior executive officer of Omneon.

          (e)   Investor Rights Agreement Amendment and Voting Agreement Amendment.    Omneon and sufficient additional current parties thereto shall have executed the Investor Rights Agreement Amendment to effectively amend the Investor Rights Agreement to provide the Shareholders that are receiving Omneon Shares in connection with the Share Contribution registration rights under the Investor Rights Agreement with respect to the shares of Omneon Common Stock issuable upon conversion of such Omneon Shares, as contemplated by the Investor Rights Agreement Amendment. Omneon and sufficient additional current parties thereto shall have executed the Voting Agreement Amendment to effectively amend the Voting Agreement as contemplated by the Voting Agreement Amendment.

          (f)    Omneon Restricted Stock Grants.    Omneon shall grant at or prior to the Closing the Omneon Restricted Stock Grants to the persons named (the "Restricted Stock Grant Recipients"), and in the amounts specified, on Exhibit I hereto.

        8.2    Conditions to Obligations of Omneon to Effect the Share Contribution.    The obligation of Omneon to consummate and effect the Share Contribution shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions, the waiver of which may be given by written, oral or telephone communication to the Representative:

          (a)   Representations and Warranties of the Employee Shareholders.    The representations and warranties of the Employee Shareholders contained in Article IV of this Agreement (i) that are qualified by the phrase "Material Adverse Effect" shall each be true and correct in all respects and (ii) that are not so qualified shall be true and correct in all material respects, in the case of clauses (i) and (ii) as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made as of such date, except (A) with respect to clause (ii), any such representations and warranties in each case, or in the aggregate with other representations and warranties that are not qualified by the phrase "Material Adverse Effect", as does not constitute a Material Adverse Effect on the Company, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject, if applicable, to the Material Adverse Effect on the Company limitation set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of the representations and warranties described in (ii), all materiality qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded). Omneon shall have received a certificate to such effect signed by each of the Employee Shareholders.

          (b)   Representations and Warranties of the Shareholders.    The representations and warranties of each Shareholder contained in Article III of this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made as of such date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date).

          (c)   No Order.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Share Contribution illegal or otherwise prohibiting consummation of the Share Contribution.

          (d)   No Governmental Restriction.    There shall not be any pending or overtly threatened suit or action asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Share Contribution or any of the other transactions contemplated by this Agreement or (ii) seeking to impose on Omneon, the Company or any Subsidiary or Affiliate thereof any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          (e)   Agreements and Covenants of the Company.    The Company shall have performed or complied with in all material respects the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Omneon shall have received a certificate to such effect signed on behalf of the Company by an authorized senior executive officer of the Company.

          (f)    Agreements and Covenants of the Shareholders.    Each Shareholder shall have performed or complied with in all material respects the agreements and covenants required by this Agreement to be performed or complied with by such Shareholder on or prior to the Closing Date.

          (g)   No Material Adverse Effect.    There shall not have occurred a Material Adverse Effect with respect to the Company since the Agreement Date.

          (h)   No Litigation.    There shall be no Action pending or threatened before any Governmental Entity that could, if adversely determined or settled against the Company or any of its Subsidiaries, be reasonably likely to result in a Material Adverse Effect on the Company or any of its Subsidiaries.

          (i)    Third-Party Consents.    Omneon shall have been furnished with evidence satisfactory to it that the Company and the Shareholders have obtained the third-party consents, approvals and waivers set forth on Schedule 8.2(j) hereto.

          (j)    Termination of Indebtedness.    Omneon shall have been furnished with evidence satisfactory to it of the satisfaction, cancellation, termination or conversion, as applicable, as of the Closing of the Terminating Indebtedness and the Shareholder Indebtedness and the release of the Company and/or its Subsidiaries from all Liens created or given in connection therewith.

          (k)   Lapsing of Company Options and Company Rights.    There shall not be outstanding any Company Options or Company Rights that do not terminate upon the Closing.

          (l)    Termination of Shareholders' Agreement.    Omneon shall have been furnished with evidence satisfactory to it of the termination of the Shareholders' Agreement as of immediately prior to the

  Closing, and the Company's receipt of any consent required under the Shareholders' Agreement, or the waiver thereof, with respect to the Share Contribution.

          (m)  No Exercise of Pre-emptive Rights.    No Person shall have exercised any right of first offer, preemptive right, right of first refusal, right to purchase, right to transfer or any other right under the Articles of Association of the Company, as such rights would apply to the Share Contribution.

          (n)   Assumption of Payment of Success Fees and Other Expenses.    Omneon shall have been furnished with evidence satisfactory to it of the binding, irrevocable assumption by certain Shareholders of the Company's obligation to pay the "Success Fees" (as defined in that certain engagement letter agreement dated May 2, 2006 between Mooreland Partners LLP and the Company) due Mooreland Partners LLP in connection with the Share Contribution, and the consent of Mooreland Partners LLP to such assumption and the termination of any liability of the Company with respect to the payment of such fees.

          (o)   Resignation of Directors and Officers.    The directors and officers of the Company and each of its Subsidiaries shall have resigned as directors and officers of the Company and such Subsidiary, as applicable.

          (p)   Key Employees.    Each of the Key Employment Agreements and Non-Competition Agreements shall remain in full force and effect as of the Closing Date. Each Key Employee shall have remained continuously employed with the Company or a Subsidiary from the Agreement Date through the Closing and shall not have expressed an intention in writing not to continue such individual's employment with Omneon or a Subsidiary of Omneon following the Closing.

          (q)   Closing Board Meetings.    On Closing, the Shareholders will procure that a duly convened meeting of the board of directors of the Company is held at which:

            (i)    The transfers referred to in Section 8.2(r)(i) (subject to stamping if not previously effected) are approved for registration in the books of the Company;

            (ii)   Persons nominated by Omneon are appointed as new directors of the Company and the person nominated by Omneon is appointed as secretary of the Company;

            (iii)  The registered office of the Company is changed to such place as Omneon may nominate and the accounting reference date of the Company is changed to such date as Omneon may nominate; and

            (iv)  Omneon shall be provided with certified copies of the minutes of such board meeting.

          (r)   Deliveries.    The Shareholders shall have delivered to Omneon:

            (i)    Duly executed transfers of the Company Shares in favor of Omneon (or as Omneon will direct) in the form attached hereto Exhibit J, together with all relevant share certificates (or in the case of any lost certificate an indemnity in respect thereof) and all such other documents or instruments as are necessary to vest in Omneon good, valid and marketable title to the entirety of the Company Shares; and

            (ii)   The certificate of incorporation, common seal, minute books and statutory registers duly written up to the time of Closing and share certificate books of the Company and each Subsidiary.

          (s)   Investor Rights Agreement Amendment and Voting Agreement Amendment.    The Shareholders that are receiving Omneon Shares in connection with the Share Contribution and sufficient current parties to the Investor Rights Agreement, other than Omneon, shall have executed the Investor Rights Agreement Amendment to effectively amend the Investor Rights

  Agreement as contemplated by the Investor Rights Agreement Amendment. The Shareholders that are receiving Omneon Shares in connection with the Share Contribution and sufficient current parties to the Voting Agreement, other than Omneon, shall have executed the Voting Agreement Amendment to effectively amend the Voting Agreement as contemplated by the Voting Agreement Amendment.

          (t)    Lock-Up Agreements.    Each Shareholder that is receiving Omneon Shares in connection with the Share Contribution and each Restricted Stock Grant Recipient shall have delivered to Omneon an executed Lock-Up Agreement.

          (u)   Closing Company Net Assets Statement.    The Company shall have delivered to Omneon the Closing Company Net Assets Statement, accompanied by such supporting information, invoices and calculations as are necessary for Omneon to verify and determine the Company Net Assets as of the Closing Date.

          (v)   Castify Networks S.A.    The Company shall have acquired all outstanding shares of capital stock of Castify Networks S.A. not otherwise owned by the Company.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        9.1    Survival of Representations.    All representations and warranties of the Shareholders contained in this Agreement, including the Company Disclosure Schedule, and in the other certificates contemplated by this Agreement, will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the Holdback Release Date; provided, however, that the representations and warranties contained in Sections 4.4, 4.8, 4.13, 4.17(d), 4.28 and 4.29 (collectively, the "Specified Representations") will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the expiration of the applicable statute of limitations; provided, further, that the representations and warranties shall not terminate with respect to any Claim based upon any misrepresentation or breach of a representation or warranty that is submitted in accordance with this Agreement until such Claim is fully resolved; provided, further, that any Indemnified Person will be entitled to seek recovery for fraud and/or willful misconduct until the expiration of the applicable statute of limitations for any Claim alleging fraud and/or willful misconduct. All representations and warranties of Omneon contained in this Agreement, including the Omneon Disclosure Schedule, and in the other certificates contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the Holdback Release Date; provided, however, that the Shareholders will be entitled to seek recovery for fraud and/or willful misconduct of Omneon until the expiration of the applicable statute of limitations for any claim alleging fraud and/or willful misconduct.

        9.2    Agreement to Indemnify.    Each Shareholder (each, an "Indemnifying Person" and collectively, the "Indemnifying Persons") will severally, and not jointly, based on each such Shareholder's Pro Rata Share (subject to the limits in Section 9.3), indemnify and hold harmless Omneon, the Surviving Corporation and their respective directors, officers, agents, representatives, shareholders and employees, and each Person, if any, who controls or may control Omneon or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" and collectively, the "Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of action, losses, costs, damages, Liabilities and expenses, including reasonable attorneys' fees, other professionals' and experts' reasonable fees, and court or arbitration costs (collectively, "Damages"), directly or indirectly incurred, paid or accrued (in accordance with U.S. GAAP) in connection with, resulting from or arising out of: (a) any failure of any representation or warranty given or made by an Employee Shareholder under Article IV or in the Company Disclosure Schedule or any certificate or document delivered pursuant to this Agreement to be true and correct as of the Agreement Date and as of the Closing Date (as though such representation or warranty were made as of the Closing Date, and except for any such representations and warranties that, by their terms, speak only as of a specific date or dates), (b) any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement, the Company Disclosure Schedule or any certificate or document delivered pursuant to this Agreement, (c) any amount of Transaction Expenses or Company Net Assets Adjustment to the extent not already deducted from the Contribution Value pursuant to the definition thereof, or (d) any Claim with respect to Company Options.

        9.3    Limitations.

          (a)   Shareholder Basket.    In seeking indemnification for Damages under this Article IX, the Indemnified Persons will make no Claim unless and until such Damages aggregate at least $65,000 (U.S. dollars), inclusive of legal fees (the "Shareholder Basket"), in which event such Indemnified Persons may make Claims for such Damages (including the first $65,000 (U.S. dollars)). The Shareholder Basket shall only apply with respect to the first $65,000 (U.S. dollars) of Damages of the Indemnified Persons, and shall not be re-applied with respect to any subsequent claims for Damages if Damages in excess of $65,000 (U.S. dollars) have previously been paid or are subject to a pending Claim. Notwithstanding anything contained herein to the contrary, the Shareholder Basket will not apply to any Claim by any Indemnified Person for indemnification for (i) any failure of the Specified Representations to be true and correct as aforesaid; (ii) fraud and/or willful misconduct; (iii) any amount of Company Net Assets Adjustment to the extent not already deducted from the Contribution Value pursuant to the definition thereof; or (iv) any Claim with respect to Company Options.

          (b)   Omneon Basket.    None of the Shareholders shall seek recovery for Damages for the failure of any representation or warranty given or made by Omneon in this Agreement to be true and correct unless and until such Damages aggregate at least $65,000 (U.S. dollars), inclusive of legal fees (the "Omneon Basket"), in which event the Shareholders may make seek recovery for such Damages (including the first $65,000 (U.S. dollars)). The Omneon Basket shall only apply with respect to the first $65,000 (U.S. dollars) of Damages of the Shareholders, and shall not be re-applied with respect to any subsequent claims for Damages if Damages in excess of $65,000 (U.S. dollars) have previously been paid or are subject to a pending claim. Notwithstanding anything contained herein to the contrary, the Omneon Basket will not apply to any claim by any Shareholder seeking recovery of Damages for fraud and/or willful misconduct by Omneon.

          (c)   Sole Remedy; Limitation on Liability.    If the Share Contribution is consummated, recovery against the Holdback Amount as provided in this Section 9.3(c) shall be the sole and exclusive remedy under this Agreement for the matters listed in items (a) and (b) of Section 9.2, except (i) in the case of fraud and/or willful misconduct, and (ii) any failure of the Specified Representations to be true and correct as aforesaid. The aggregate Liability of each Shareholder pursuant to item (a) of Section 9.2 will not exceed such Shareholder's Pro Rata Share of the Holdback Amount (collectively, the "Liability Limit"); provided, however, that notwithstanding any other provision of this Agreement, in the case of any failure of any of the Specified Representations to be true and correct as aforesaid, the Liability Limit shall not apply, and each Shareholder shall instead be liable for Damages up to such Shareholder's Pro Rata Share of the Contribution Value (or an equal amount of cash to the extent such Shareholder no longer holds sufficient Omneon Shares to satisfy this liability, calculating the value of an Omneon Share as equal to the Omneon Per Share Valuation); provided, further, that notwithstanding any other provision of this Agreement, in the case of fraud and/or willful misconduct by a Shareholder, the foregoing liability limits shall not apply, and that Shareholder shall instead be liable for the

  Damages resulting therefrom. The aggregate Liability of Omneon to any and all the Shareholders for the failure of any representation or warranty given or made by Omneon in this Agreement, the Omneon Disclosure Schedule or any certificate or document delivered pursuant to this Agreement to be true and correct at any time will not exceed an amount equal to product of the Holdback Amount multiplied by the Omneon Per Share Valuation, except the foregoing liability limit shall not apply in the case of fraud and/or willful misconduct by Omneon, and Omneon shall instead be liable for the Damages resulting therefrom.

          (d)   Time Limit for Claims.    No Claim may be asserted or brought by an Indemnified Person against the Indemnifying Persons in connection with any of the matters listed in Section 9.2 after the Holdback Period except with respect to Claims arising from or relating to (i) fraud and/or willful misconduct and (ii) any failure of any of the Specified Representations to be true and correct, which may be brought by an Indemnified Person against the Indemnifying Persons until the expiration of the applicable statute of limitations; provided, however, that any Claim asserted by an Indemnified Person against the Indemnifying Persons prior to the applicable preceding deadline may thereafter be prosecuted as provided in this Article IX and recovery on such Claim may be had by the Indemnified Person as provided herein. Notwithstanding anything contained herein to the contrary, such portion of the Holdback Amount at the conclusion of the Holdback Period as in the reasonable judgment of Omneon may be necessary to satisfy any unresolved or unsatisfied Claims (as defined in Section 9.5) for Damages specified in any Notice of Claim (as defined in Section 9.5) delivered to the Representative prior to expiration of the Holdback Period shall remain in the Holdback Fund until such Claims for Damages have been resolved or satisfied.

          (e)   Materiality Determination.    For the purpose of determining the amount of the Damages resulting from a breach or inaccuracy of a representation or warranty of the Company for purposes of this Article IX, any "materiality" or "Material Adverse Effect" qualifiers or words of similar import contained in such representation or warranty shall in each case be disregarded and without effect (as if such standard or qualification were deleted from such representation or warranty).

        9.4    Appointment of Representative.    Each Indemnifying Person approves the designation of and designates Alta Berkeley LLP, as the representative and as the attorney-in-fact and agent for and on behalf of each Indemnifying Person (the "Representative") with respect to claims for indemnification pursuant to this Article IX and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative pursuant to this Agreement, including the exercise of the power to: (a) authorize the release to Omneon of the relevant portion of the Holdback Amount (subject to the constraints set forth in Section 9.3) in satisfaction of indemnification claims of any Indemnified Person pursuant to this Article IX; (b) resolve, settle or compromise, and/or comply with orders of courts with respect to, any claim for indemnification made pursuant to this Article IX; and (c) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Indemnifying Person with respect to the disposition, settlement or other handling of all claims for indemnification pursuant to this Article IX and all rights or obligations arising under this Article IX. The Indemnifying Persons will be bound by all actions taken and documents executed by the Representative in connection with this Article IX, and the Indemnified Persons will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Indemnifying Person in the absence of gross negligence or willful misconduct on the part of the Representative. Each Indemnifying Person will severally, and not jointly, on a pro rata basis based on such Person's Pro Rata Share, indemnify and hold harmless the Representative from and against any Liability incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of this Article IX (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid directly by the Indemnifying Persons to the Representative on a pro rata basis based on each such Person's Pro Rata Share, and no such amounts will be paid from the Holdback Amount.

        9.5    Notice of Claim.    As used herein, "Claim" means a claim for indemnification of any Indemnified Person for Damages pursuant to this Article IX. Omneon will give a written notice of a Claim executed by an officer of Omneon (a "Notice of Claim"), whether for its own Damages or for Damages incurred by any other Indemnified Person. Omneon may give a Notice of Claim at any time after any Indemnified Person suffers Damages or is subject to an Action that may give rise to a Claim, subject to the limitations set forth in Section 9.3. Omneon will deliver a Notice of Claim based on, arising from, relating to or caused by:

          (a)   any item specified in Section 9.2; or

          (b)   the assertion, whether oral or in writing, against any Indemnified Person of an Action brought by a third party against such Indemnified Person (in each such case, a "Third-Party Claim") that is based on, arises out of, relates to or is caused by any item specified in Section 9.2.

        No delay on the part of Omneon in giving the Representative a Notice of Claim will relieve the Representative or any Indemnifying Person from any of its obligations pursuant to this Article IX unless (and then only to the extent that) the Representative or such Indemnifying Person is materially prejudiced thereby. The assertion of any single Claim for indemnification hereunder will not bar an Indemnified Person from asserting any other Claim or Claims hereunder.

        9.6    Contents of Notice of Claim.    Each Notice of Claim by Omneon given pursuant to Section 9.5 will contain the following:

          (a)   a statement that the Indemnified Person has incurred, paid or accrued (in accordance with U.S. GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with U.S. GAAP) Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in a Third-Party Claim); and

          (b)   a brief description, in reasonable detail (to the extent reasonably available to Omneon), of the facts, circumstances or events giving rise to the alleged Damages based on Omneon's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Omneon) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or accrued, or the basis for such anticipated Liability, and the sections of this Agreement alleged to have been breached.

        9.7    Resolution of Notice of Claim.    Each Notice of Claim delivered by Omneon will be resolved as follows:

          (a)   Uncontested Claims.    If, within 20 calendar days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in a writing given to Omneon as provided in Section 9.7(b), then the Representative will be conclusively deemed to have consented, on behalf of all Indemnifying Persons, to the recovery by the Indemnified Person of the full amount of the Damages specified in the Notice of Claim, including the forfeiture of such portion of the Holdback Amount sufficient to satisfy such Damages and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Persons for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)   Contested Claims.    If the Representative gives Omneon written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the 20 calendar day period specified in Section 9.7(a), then such Contested Claim will be resolved either (i) by a written settlement agreement executed by Omneon and the Representative or (ii) in the absence of such a written settlement agreement, in any court of competent jurisdiction located in Santa Clara County, California.

          (c)   Settled Claims.    If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by Omneon and the Representative (a "Settled Claim"), then the parties will resolve such Settled Claim as provided in such settlement agreement.

          (d)   Release of Holdback Amount.    Upon each forfeiture of any portion of the Holdback Amount in accordance with the provisions of Sections 9.7(a), 9.7(b) or 9.7(c), that portion of the Holdback Amount shall immediately be released to Omneon and will thereafter no longer constitute part of the Contribution Value and the Shareholders thereafter will have no rights respecting or entitlement to receive the Omneon Shares constituting that portion of the Holdback Amount.

          (e)   Satisfaction of Indemnity Obligations.    The Omneon Shares comprising the Contribution Value shall constitute the Indemnified Persons' sole and exclusive remedy against the Shareholders under Section 9.2. For the purpose of satisfying any such claims against the Shareholders, the value of each Share shall be deemed to be the Omneon Per Share Valuation.

        9.8    Defense of Third-Party Claims.

          (a)   Omneon may defend any Third-Party Claim, and the reasonable costs and expenses incurred by Omneon in connection with such defense (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) will be included in the Damages for which Omneon may seek indemnification pursuant to a Claim made by any Indemnified Person hereunder. If Omneon elects not to defend a Third-Party Claim respecting which a Notice of Claim has been delivered, the Representative may, at the expense of the Indemnifying Persons, elect to prosecute such Third-Party Claim to conclusion or settlement satisfactory to the Representative, conditioned on the Representative using counsel reasonably acceptable to Omneon; provided, however, that the Representative may not elect to prosecute or settle any such Third-Party Claim if (i) such Third-Party Claim seeks injunctive or other equitable relief against Omneon or the Surviving Corporation, (ii) Damages sought under such Third-Party Claim, together with Damages sought under any other Claims then in dispute or pending, can reasonably be expected to exceed the value of the Holdback Amount that remains available for recovery of Damages, or (iii) settlement of, or an adverse judgment with respect to, the Third-Party Claim is, in the reasonable good faith judgment of Omneon, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Omneon.

          (b)   If the Representative makes the election to defend with respect to a Third-Party Claim as set forth in Section 9.8(a), then (i) the Representative will be deemed to have admitted that such Third-Party Claim is an indemnifiable claim hereunder, (ii) Omneon will have the right to participate, at its own expense and through counsel of its own selection, in all proceedings, and (iii) upon the conclusion or settlement of such Third-Party Claim, the Indemnified Person shall be entitled to recover Damages related to such Third-Party Claim from the Holdback Amount. If the Representative defends a Third-Party Claim, it shall not, without the written consent of the Indemnified Person, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, such Third-Party Claim unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim, (ii) does not include an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person and (iii) does not include any injunctive or other non-monetary relief.

          (c)   If Omneon defends a Third-Party Claim, Omneon will (i) be free to handle the prosecution or defense of such Third-Party Claim, (ii) take all necessary steps to contest such

  Third-Party Claim or to prosecute such Third-Party Claim to conclusion or settlement satisfactory to Omneon without requiring the consent of the Representative or the Indemnifying Persons, (iii) notify the Representative of the progress of such Third-Party Claim, including the costs and expenses incurred by Omneon in defense of such Third-Party Claim, (iv) permit the Representative, at the Representative's expense, to participate in the settlement negotiations with respect to such Third-Party Claim, and (v) provide the Representative with reasonable access to all relevant information and documentation relating to such Third-Party Claim and Omneon's prosecution or defense thereof to the extent that access to such information and documentation by the Representative does not affect any privilege relating to the Indemnified Person. Upon the conclusion or settlement of a Third-Party Claim, which Third-Party Claim the Representative has defended, the Indemnified Party will provide the Representative with written notice of such conclusion or settlement ("Notice of Conclusion"). Within twenty (20) calendar days of delivery of such Notice of Conclusion, the Representative shall elect in writing to (A) admit that such Third-Party Claim is an indemnifiable Claim hereunder, in which case the Indemnified Person shall be entitled to recover Damages related to such Third-Party Claim or (B) dispute, in accordance with the provisions of Section 9.7, whether such Third-Party Claim is an indemnifiable Claim hereunder. If the Representative fails to make an election in accordance with the preceding sentence, then the Representative will be conclusively deemed to have admitted that such Third-Party Claim is an indemnifiable Claim hereunder and the Indemnified Person shall be entitled to recover Damages related to such Third-Party Claim from the Holdback Amount in accordance with Section 9.7(d). In any case, the party not in control of such Third-Party Claim will cooperate with the other party in the conduct of the prosecution or defense thereof.

ARTICLE X

Post-Closing Agreement

        10.1    Agreement to Vote.    In the event that an amendment to Omneon's Certificate of Incorporation is proposed after the Closing Date, wherein the "Series C-1 Liquidation Preference" (as defined in Omneon's Certificate of Incorporation) is amended to equal no less than $14.39 (U.S. dollars), as adjusted for any stock dividend, stock split, reverse stock split or the like with respect to Omneon Shares occurring after the date hereof (the "Charter Amendment"), and such Charter Amendment is approved by Omneon's Board of Directors and by the holders of at least a majority of the Omneon Shares then outstanding (excluding the Omneon Shares issued in connection with the Share Contribution), then each Shareholder, in his/her/its capacity as a stockholder of Omneon, agrees to vote all Omneon Shares now or hereafter directly or indirectly owned (of record or beneficially) by such Shareholder, or as to which such Shareholder maintains voting power, to approve the Charter Amendment.

        10.2    Grant of Proxy.    Upon the failure of any Shareholder to vote his/her/its Omneon Shares in accordance with the terms of this Article X, such Shareholder hereby grants to a stockholder of Omneon designated by the Board of Directors of the Omneon a proxy coupled with an interest in all Omneon Shares owned by such Shareholder, which proxy shall be irrevocable until this Agreement is terminated or this Article X is amended to remove such grant of proxy, to vote all such Omneon Shares in the manner provided in Section 10.1 hereof.

        10.3    Further Assurances.    Each Shareholder agrees not to vote any Omneon Shares, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under this Article X.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

        11.1    Termination.    This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written consent duly authorized by the Boards of Directors of Omneon and the Shareholders entitled to receive a majority of the Omneon Shares issuable pursuant to this Agreement;

          (b)   by Omneon or the Shareholders entitled to receive a majority of the Omneon Shares issuable pursuant to this Agreement, if the transactions contemplated by this Agreement shall not have been consummated by December 31, 2007 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the transactions contemplated by this Agreement to occur on or before the End Date and such action or failure to act constitutes a material breach of this Agreement; or

          (c)   by Omneon or the Shareholders entitled to receive a majority of the Omneon Shares issuable pursuant to this Agreement, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Contribution, which order, decree, ruling or other action is final and nonappealable.

        11.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 9.1, this Section 11.2, Section 11.3 and Article XII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any intentional or willful breach of, this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        11.3    Fees and Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transactions contemplated by this Agreement are consummated; provided, however, that in no event will any Transaction Fees be paid by the Company.

        11.4    Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto. This Agreement may be not amended except by execution of an instrument in writing signed on behalf of each of the parties.

        11.5    Extension; Waiver.    At any time prior to the consummation of the transactions contemplated hereby, Omneon, on the one hand, and the Company and the Shareholders, on the other hand may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto for the benefit of such party and with respect to itself only, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto with respect to itself only, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE XII

GENERAL PROVISIONS

        12.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)   if to Omneon, to:

      Omneon, Inc.
      965 Steward Drive
      Sunnyvale, California 94085
      U.S.A.
      Attention: Chief Executive Officer
      Fax No.: (408) 585-5098

      with copies to:

      Fenwick & West LLP
      801 California Street
      Mountain View, California 94041
      U.S.A.
      Attention: Mark A. Leahy
      Fax: (650) 938-5200

          (b)   if to the Company, to:

      Castify Holdings Limited
      Wilshers & Co, 1 Castle Row
      Horticultural Place
      London W44JQ
      United Kingdom
      Attention: Jorg Nonnenmacher
      Fax No.: +33 4 93 00 87 52

      with a copy to the Representative at the address set forth below.

          (c)   if to a Shareholder, at such Shareholder's address set forth on Exhibit A hereto, with a copy to the Representative at the address set forth below.

          (d)   if to the Representative, to:

      Alta Berkeley LLP
      42 Berkeley Square
      London W1J 5AW
      United Kingdom
      Attention: Hugh Smith
      Email: hs@altaberkeley.com

        12.2    Interpretation.    When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. For purposes of this Agreement, the words "include," "includes" and "including,"

when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        12.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        12.4    Entire Agreement; Third-Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Omneon Disclosure Schedule, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall continue in full force and effect following the execution and delivery of this Agreement and the Closing, and shall survive any termination of this Agreement and (ii) are not intended to confer upon any other Person not a party hereto any rights or remedies hereunder, except as specifically provided in Article IX.

        12.5    Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

        12.6    Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        12.7    Governing Law; Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties acknowledge that the implementation of certain obligations under this Agreement (e.g., the transfer of shares) in a jurisdiction outside the United States may be subject to the law of such jurisdiction; however, if and to the extent that the application of such other law is not mandatory, the choice of law provisions of this Agreement shall apply. Each party hereby (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts of the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence an action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts, (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum, (d) consents to service of process upon it by mailing or delivering such service to the address set forth in Section 12.1 hereof, and (e) agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        12.8    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, each party waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        12.9    Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Omneon can assign its rights and obligations to any direct or indirect wholly-owned Subsidiary of Omneon without such approval, but no such assignment shall relieve Omneon of its obligations hereunder. Any purported assignment in violation of this Section 12.9 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

OMNEON:
OMNEON, INC.
By:	/s/ JOSEPH S. KENNEDY
Name: Title:
THE COMPANY:
CASTIFY HOLDINGS LIMITED
By:	/s/ JORG NONNENMACHER
Name: Jorg Nonnenmacher Title: CEO Castify Holdings Ltd.
REPRESENTATIVE:
ALTA BERKELEY LLP
By:	/s/ ALISTAIR HUGH SMITH
Name: Alistair Hugh Smith Title: Designated Member

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ JAMEL GAFSI
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Jamel Gafsi	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ TITZ PETER
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Titz Peter	By:
	(please print or type full name)		(duly authorized signature)
		Name:	(please print or type full name)
		Title:	(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ HANS-DIETER CLEVEN
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Hans-Dieter Cleven	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ JORG NONNENMACHER
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Jorg Nonnenmacher	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ JAKOB HUMMES
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Jakob Hummes	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ LUKAS ANLIKER
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Lukas Anliker	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ STEIGER GEORG
	(duly authorized signature)	(please print or type complete name of entity)
Name:	Steiger Georg	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ B. PFISTER
	(duly authorized signature)	(please print or type complete name of entity)
Name:	B. Pfister	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:	/s/ M. ANKLI
	(duly authorized signature)	(please print or type complete name of entity)
Name:	M. Ankli	By:
	(please print or type full name)		(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:		Kiwi II Ventura Servicos de Consultoria S.A.
	(duly authorized signature)	(please print or type complete name of entity)
Name:		By:	/s/ [ILLEGIBLE]
	(please print or type full name)		(duly authorized signature)
		Name:	[ILLEGIBLE]
(please print or type full name)
		Title:	Director
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:		Invision Capital III, L.P.
	(duly authorized signature)	(please print or type complete name of entity)
Name:		By:	/s/ DAVID HALL
	(please print or type full name)		(duly authorized signature)
		Name:	David Hall
(please print or type full name)
		Title:	Director
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:		Invision III, L.P.
	(duly authorized signature)	(please print or type complete name of entity)
Name:		By:	/s/ DAVID HALL
	(please print or type full name)		(duly authorized signature)
		Name:	David Hall
(please print or type full name)
		Title:	Director
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:		Alta Berkeley VI C.V.
	(duly authorized signature)	(please print or type complete name of entity)
Name:		By:	/s/ ALISTAIR HUGH SMITH
	(please print or type full name)		(duly authorized signature)
		Name:	Alistair Hugh Smith
(please print or type full name)
		Title:	Attorney-in-Fact
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have caused this Share Contribution Agreement to be executed by their duly authorized respective officers as of the date first written above.

SHAREHOLDERS:
IF AN INDIVIDUAL:		IF AN ENTITY:
By:		Alta Berkeley VI SbyS C.V.
	(duly authorized signature)	(please print or type complete name of entity)
Name:		By:	/s/ ALISTAIR HUGH SMITH
	(please print or type full name)		(duly authorized signature)
		Name:	Alistair Hugh Smith
(please print or type full name)
		Title:	Attorney-in-Fact
(please print or type full title)

[SIGNATURE PAGE TO SHARE CONTRIBUTION AGREEMENT]

SCHEDULE 1.1(v)

KEY EMPLOYEES

Jörg Nonnenmacher

Jakob Hummes

Lukas Anliker

Pierre Abel

Andrea Di Muzio

Arnd Kohrs

Matthias Jung

SCHEDULE 8.2(j)

REQUIRED THIRD-PARTY CONSENTS

None.

EXHIBIT A

SHAREHOLDERS

SHAREHOLDER	ORDINARY SHARES	PREFERENCE SHARES
Alta Berkeley VI C.V.	0	5,991,629
Alta Berkeley VI SbyS C.V.	0	290,218
Invision III Limited Partnership	264,541	1,373,630
Invision Capital III L.P.	188,959	1,227,187
Kiwi II Ventura Servicos de Consultoria S.A.	0	4,783,968
Bernd Pfister	37,000	9,114
Peter Titz	40,000	9,853
Martin Ankli	19,000	3,860
Hans-Dieter Cleven	40,000	9,853
Georg Steiger	10,500	2,586
Jorg Nonnenmacher	1,552,500	0
Jakob Hummes	1,350,000	0
Lukas Anliker	950,000	0
Jamel Gafsi	1,147,500	0

EXHIBIT F

EMPLOYEE SHAREHOLDERS

Jorg Nonnenmacher

Jakob Hummes

Lukas Anliker

EXHIBIT I

RESTRICTED STOCK GRANT RECIPIENTS

NAME	NUMBER OF OMNEON RESTRICTED STOCK GRANTS*
Pierre Abel	6.321%
Tobo Atchou	10.295%
Sebastien David	11.577%
Andrea DiMuzio	19.315%
Arnd Kohrs	16.929%
Gilles Gaillard	9.120%
Matthias Jung	24.406%
Laurence Campeggio	2.037%

*
Represents percentage of total Omneon Restricted Stock Grants.

QuickLinks

  Exhibit 2.01
SHARE CONTRIBUTION AGREEMENT
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II SHARE CONTRIBUTION
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS TO OMNEON
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EMPLOYEE SHAREHOLDERS TO OMNEON
ARTICLE V REPRESENTATIONS AND WARRANTIES OF OMNEON TO THE SHAREHOLDERS
ARTICLE VI CONDUCT OF THE COMPANY PRIOR TO THE CLOSING DATE
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CLOSING CONDITIONS TO THE SHARE CONTRIBUTION
ARTICLE IX SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
ARTICLE X Post-Closing Agreement
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER
ARTICLE XII GENERAL PROVISIONS
SCHEDULE 1.1(v)
KEY EMPLOYEES
SCHEDULE 8.2(j)
REQUIRED THIRD-PARTY CONSENTS
EXHIBIT A
SHAREHOLDERS
EXHIBIT F
EMPLOYEE SHAREHOLDERS
EXHIBIT I
RESTRICTED STOCK GRANT RECIPIENTS